Exhibit 10.30

The mailing address to which this Deed of Trust
should be returned after recordation is:

Jackson Walker L.L.P.
901 Main Street, Suite 6000
Dallas, TX 75202
Attention: Debbie Robinowitz

LEASEHOLD DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES,
SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT

(This Document Serves as a Fixture Filing under Section 9.502 of the Texas Business and
Commerce Code)

Grantor’s Organizational Identification Number: 5660862

THIS LEASEHOLD DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT (this “Deed of Trust”) is made this ___ day of April, 2015, by Grantor, in favor of Trustee for the benefit of Administrative Agent, as agent for the benefit of itself and the Lenders.

ARTICLE 1

Definitions; Granting Clauses; Secured Indebtedness

Section 1.1           Secured Indebtedness. This Deed of Trust secures the Secured Indebtedness, as defined in Section 1.5 below, which includes the indebtedness evidenced by the Promissory Notes (defined below) in the aggregate principal amount of up to THIRTY-ONE MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($31,800,000.00), together with interest thereon.

Section 1.2           Definitions.

(a)          In addition to other terms defined herein, each of the following terms shall have the meaning assigned to it, such definitions to be applicable equally to the singular and the plural forms of such terms and to all genders:

“Administrative Agent”: BANK OF AMERICA, N.A., a national banking association, as Administrative Agent for the benefit of itself and the Lenders pursuant to the Construction Loan Agreement, or any subsequent Administrative Agent pursuant to the Construction Loan Agreement.

“Completion”: The issuance of a temporary or permanent certificate of occupancy (or its equivalent) for the occupancy of the Improvements.

DEED OF TRUST (Alexan Southside)

“Construction Loan Agreement”: The Construction Loan Agreement dated of even date herewith among Grantor, Administrative Agent and the Lenders, contemplating the construction of certain improvements on and with respect to the Land, which is incorporated herein by reference for all purposes.

“Demolition”: The demolition of the improvements existing on the Land as of the date hereof.

“Grantor”: BR BELLAIRE BLVD, LLC, a Delaware limited liability company, whose mailing address is 3819 Maple Avenue, Dallas, Texas 75219, Attention: Tim Hogan, and its permitted successors and assigns.

“Ground Lease”: That certain Ground Lease dated April 1, 2015, between Grantor, as tenant, and Lessor, as landlord.

“Lenders”: The Lenders from time to time a party to the Construction Loan Agreement or any subsequent holders of the Notes (as defined herein) at the time in question.

“Lessor”: Prokop Industries BH, L.P., a Texas limited partnership, as landlord under the Ground Lease.

“Promissory Notes”: One or more Deed of Trust Notes made by Grantor, each payable to the order of a Lender, in the aggregate principal face amount not to exceed $31,800,000.00, bearing interest as therein provided, and containing a provision for, among other things, the payment of a reasonable additional amount as attorneys’ fees. Additionally, such Deed of Trust Notes provide that the principal balance evidenced thereby shall bear interest at a floating rate of interest subject to change from time to time.

“Trustee”: PRLAP, Inc., a Texas corporation.

“UCC”: Title 1 of the Texas Business and Commerce Code, as amended from time to time.

(b)          Any term used or defined in the UCC, as in effect from time to time, and not defined in this Deed of Trust has the meaning given to the term in the UCC, as in effect from time to time, when used in this Deed of Trust. However, if a term is defined in Chapter 9 of the UCC differently than in another title of the UCC, the term has the meaning specified in Chapter 9.

(c)          Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Construction Loan Agreement.

DEED OF TRUST (Alexan Southside)

Section 1.3           Granting Clause. In consideration of the provisions of this Deed of Trust and the sum of TEN AND NO/100 DOLLARS ($10.00) cash in hand paid and other good and valuable consideration the receipt and sufficiency of which are acknowledged by Grantor, Grantor does hereby GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN and SET OVER to Trustee, IN TRUST with the power of sale for the benefit and security of Administrative Agent on behalf of all Lenders, with SPECIAL WARRANTY, the following: (a) Grantor’s ground leasehold interest, under the Ground Lease, in the real property described in Exhibit A which is attached hereto and incorporated herein by reference (the “Land”) together with: (i) any and all buildings, structures, improvements, alterations or appurtenances now or hereafter situated or to be situated on the Land (collectively the “Improvements”); and (ii) all right, title and interest of Grantor, now owned or hereafter acquired, in and to (1) streets, roads, alleys, easements, rights-of-way, licenses, rights of ingress and egress, vehicle parking rights and public places, existing or proposed, abutting, adjacent, used in connection with or pertaining to the Land or the Improvements; (2) any strips or gores between the Land and abutting or adjacent properties; (3) all options to purchase the Land or the Improvements or any portion thereof or interest therein, and any greater estate in the Land or the Improvements; (4) all water and water rights, ditches and ditch rights, reservoirs, reservoir rights and storage rights, wells and well rights, well permits, springs and spring rights, groundwater rights (whether tributary, nontributary or not-nontributary), water contracts, water allotments, water taps, stock certificates or shares in ditch or reservoir or water companies, and all other rights of any kind or nature in or to the use of water, whether or not adjudicated, which are appurtenant to, historically used on or in connection with, or located on or under the Land, (collectively, “Water Rights”), together with any and all associated structures and facilities for the diversion, carriage, transmission, conveyance, measurement, storage or use of said Water Rights, and any and all easements, rights of way, fixtures, personal property, contract rights, licenses, permits or decrees associated with or used in connection with any such Water Rights or which may be necessary for the development, operation or maintenance of such Water Rights; and (5) timber, crops and mineral interests on or pertaining to the Land (the Land, Improvements and other rights, titles and interests referred to in this clause (a) being herein sometimes collectively called the “Premises”); (b) all fixtures, equipment, systems, machinery, furniture, furnishings, appliances, inventory, goods, building and construction materials, supplies, and articles of personal property, of every kind and character, tangible and intangible (including software embedded therein), now owned or hereafter acquired by Grantor, which are now or hereafter attached to or situated in, on or about the Land or the Improvements, or used in or necessary to the complete and proper planning, development, use, occupancy or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use or installation in or on the Land or the Improvements, and all renewals and replacements of, substitutions for and additions to the foregoing (the properties referred to in this clause (b) being herein sometimes collectively called the “Accessories,” all of which to the extent attached to the Land or the Improvements are hereby declared to be permanent accessions to the Premises); (c) Grantor’s rights, but not liability for any breach by Grantor, under all (i) plans and specifications for the Improvements and all proceeds and other amounts paid or owing to Grantor under or pursuant to any and all contracts and bonds relating to the construction or renovation of the Property; (ii) commitments (including any commitments for financing to pay any of the Secured Indebtedness, as defined below), insurance policies to the extent transferable (or proceeds thereof to the extent not transferable) or additional or supplemental coverage related thereto (including from an insurance provider meeting the requirements of the Loan Documents or from or through any state or federal government sponsored program or entity), Swap Transactions (as hereinafter defined), contracts and agreements for the design, construction, operation or inspection of the Improvements and other contracts and general intangibles (including but not limited to payment intangibles, trademarks, trade names, goodwill, software [to the extent Grantor may allow use of the same by others] and symbols) related to the Premises or the Accessories or the operation thereof; (iii) deposits and deposit accounts arising from or related to any transactions related to the Premises or the Accessories (including but not limited to Grantor’s rights in tenants’ security deposits, deposits with respect to utility services to the Premises, and any deposits, deposit accounts or reserves hereunder or under any other Loan Documents (hereinafter defined) for taxes, insurance or otherwise), rebates or refunds of impact fees or other taxes, assessments or charges, money, accounts (including deposit accounts), instruments, documents, promissory notes and chattel paper (whether tangible or electronic) arising from or by virtue of any transactions related to the Premises or the Accessories, and any account or deposit account from which Grantor may from time to time authorize Administrative Agent or a Lender to debit and/or credit payments due with respect to the Loan or any Swap Transaction, all rights to the payment of money from Administrative Agent or a Lender under any Swap Transaction, and all accounts, deposit accounts and general intangibles, including payment intangibles, described in any Swap Transaction; (iv) permits, licenses, franchises, certificates, development rights, commitments and rights for utilities, and other rights and privileges obtained in connection with the Premises or the Accessories; (v) leases, rents, royalties, bonuses, issues, profits, revenues and other benefits of the Premises and the Accessories (without derogation of Article 3 hereof); (vi) as-extracted collateral produced from or allocated to the Land including, without limitation, oil, gas and other hydrocarbons and other minerals and all products processed or obtained therefrom, and the proceeds thereof; and (vii) engineering, accounting, title, legal, and other technical or business data concerning the Premises which are in the possession of Grantor or in which Grantor can otherwise grant a security interest; and (d) other than insurance, condemnation and other proceeds to which Lessor has a right (if any) under the terms of the Ground Lease, all (i) accounts and proceeds (cash or non-cash and including payment intangibles) of or arising from the properties, rights, titles and interests referred to above in this Section 1.3, including but not limited to proceeds of any sale, lease or other disposition thereof, proceeds of each policy of insurance (or additional or supplemental coverage related thereto, including from an insurance provider meeting the requirements of the Loan Documents or from or through any state or federal government sponsored program or entity) relating thereto (including premium refunds), proceeds of the taking thereof or of any rights appurtenant thereto, including change of grade of streets, curb cuts or other rights of access, by condemnation, eminent domain or transfer in lieu thereof for public or quasi-public use under any Law, and proceeds arising out of any damage thereto; (ii) all letter-of-credit rights (whether or not the letter of credit is evidenced by a writing) Grantor now has or hereafter acquires relating to the properties, rights, titles and interests referred to in this Section 1.3; (iii) all commercial tort claims Grantor now has or hereafter acquires relating to the properties, rights, titles and interests referred to in this Section 1.3; and (iv) other interests of every kind and character which Grantor now has or hereafter acquires in, to or for the benefit of the properties, rights, titles and interests referred to above in this Section 1.3 and all property used or useful in connection therewith, including but not limited to rights of ingress and egress and remainders, reversions and reversionary rights or interests; and if the estate of Grantor in any of the property referred to above in this Section 1.3 is a leasehold estate, this conveyance shall include, and the lien and security interest created hereby shall encumber and extend to, all other or additional title, estates, interests or rights which are now owned or may hereafter be acquired by Grantor in or to the property demised under the lease creating the leasehold estate; but excluding in all respects any item of tangible personal property owned by Borrower that is not a fixture or otherwise affixed or to become affixed to the Real Property, including, but not in limitation, desks, chairs and other furniture, curtains, portable dishwashers and portable microwave ovens, clothes washers and dryers and other portable equipment, and inventory; TO HAVE AND TO HOLD the foregoing rights, interests and properties, and all rights, estates, powers and privileges appurtenant thereto (herein collectively called the “Property”), unto Trustee, and his or its successors or substitutes in this trust, and to his or its successors and assigns, in trust, forever, subject to the terms, provisions and conditions herein set forth, to secure the obligations of Grantor under the Notes and Loan Documents (as hereinafter defined) and all other indebtedness and matters defined as “Secured Indebtedness” in Section 1.5 of this Deed of Trust. Notwithstanding any of the above, the lien of this Deed of Trust does not extend to the names “Trammell Crow Residential”, “Alexan” and “TCR” or any variant thereof or the “TCR” logo or to any written or printed material that contains any of such names or such logo, and if Administrative Agent forecloses against the Premises, or Administrative Agent or any Lender or any of their affiliates acquires the Premises (whether through foreclosure, deed in lieu of foreclosure or other means), or if Administrative Agent or any Lender or any of their affiliates takes possession of the Premises, or if a receiver is appointed for the Premises, then Administrative Agent or any Lender will not use, and any person acquiring the Premises through foreclosure, deed in lieu of foreclosure or other means, shall not use, in connection with the Premises any of the names “Trammell Crow Residential”, “Alexan” or “TCR” or any variant thereof or the “TCR” logo. The limitation of names listed in this Section 1.3 does not imply a license or right to use any other name, service mark, trademark or logo that is proprietary to Grantor or any of its affiliates.

DEED OF TRUST (Alexan Southside)

Section 1.4           Security Interest. Grantor hereby grants to Administrative Agent for the benefit of itself and the Lenders a security interest in all of the Property which constitutes personal property or fixtures, all proceeds and products thereof, and all supporting obligations ancillary to or arising in any way in connection therewith (herein sometimes collectively called the “Collateral”) to secure the obligations of Grantor under the Notes and Loan Documents and all other indebtedness and matters defined as Secured Indebtedness in Section 1.5 of this Deed of Trust. In addition to its rights hereunder or otherwise, Administrative Agent shall have all of the rights of a secured party under the UCC, as in effect from time to time, or under the Uniform Commercial Code in force, from time to time, in any other state to the extent the same is applicable Law.

DEED OF TRUST (Alexan Southside)

Section 1.5           Secured Indebtedness, Notes, Loan Documents, Other Obligations. This Deed of Trust is made to secure and enforce the payment and performance of the following promissory notes, obligations, indebtedness, duties and liabilities and all renewals, extensions, supplements, increases, and modifications thereof in whole or in part from time to time (collectively the “Secured Indebtedness”): (a) the Promissory Notes and all other promissory notes given in substitution therefor or in modification, supplement, increase, renewal or extension thereof, in whole or in part (such promissory note or promissory notes, whether one or more, as from time to time renewed, extended, supplemented, increased or modified and all other notes given in substitution therefor, or in modification, renewal or extension thereof, in whole or in part, being hereinafter called the “Notes”; (b) all indebtedness, liabilities, duties, covenants, promises and other obligations whether joint or several, direct or indirect, fixed or contingent, liquidated or unliquidated, and the cost of collection of all such amounts, owed by Grantor to Administrative Agent or Lenders or any Swap Bank now or hereafter incurred or arising pursuant to or permitted by the provisions of the Notes, this Deed of Trust, any Swap Transaction or any other document now or hereafter evidencing, governing, guaranteeing, securing or otherwise executed by Grantor or any Guarantor (as defined in the Construction Loan Agreement) and delivered to Administrative Agent or any Lender in connection with the loan evidenced by the Notes, including but not limited to any loan or credit agreement, letter of credit or reimbursement agreement, tri-party financing agreement, Swap Contract (as defined below) relating to any Swap Transactions or other agreement between Grantor and Administrative Agent or Lenders, or among Grantor, Administrative Agent and Lenders and any other party or parties, pertaining to the repayment or use of the proceeds of the loan evidenced by the Notes (the Notes, this Deed of Trust, any Swap Contract relating to any Swap Transactions and such other documents, as they or any of them may have been or may be from time to time renewed, extended, supplemented, increased or modified, being herein sometimes collectively called the “Loan Documents”); and (c) all future advances made by Administrative Agent or Lenders to Grantor and all other debts, obligations and liabilities of Grantor of every kind and character now or hereafter existing in favor of Administrative Agent on behalf of Lenders, whether direct or indirect, primary or secondary, joint or several, fixed or contingent, secured or unsecured, and whether originally payable to Administrative Agent or Lenders or to a third party and subsequently acquired by Administrative Agent, it being contemplated that Grantor may hereafter become indebted to Administrative Agent for such further debts, obligations and liabilities (Grantor and Lenders agreeing and acknowledging that Lenders may elect (without any obligation to do so) to make additional advances under the terms of the Notes or otherwise, and that any such future advances shall be subject to, and secured by, this Deed of Trust); provided, however, and notwithstanding the foregoing provisions of this clause (c), this Deed of Trust shall not secure any such other loan, advance, debt, obligation or liability with respect to which Administrative Agent or Lenders are by applicable Law prohibited from obtaining a lien on real estate nor shall this clause (c) operate or be effective to constitute or require any assumption or payment by any person, in any way, of any debt of any other person to the extent that the same would violate or exceed the limit provided in any applicable usury or other Law. Should the Secured Indebtedness decrease or increase pursuant to the terms of the Notes or otherwise, at any time or from time to time, this Deed of Trust shall retain its priority position of record until (i) the termination of Lenders’ obligations to make advances under the Loan Documents and all obligations under any Swap Contract, and the full, final and complete payment of all the Secured Indebtedness then outstanding, or (ii) the full release and termination of the liens and security interests created by this Deed of Trust. As used herein, the term “Swap Transaction” means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swap option, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing entered into between one or more Lenders (or their affiliates) and Grantor with respect to the loan evidenced by the Notes, and, unless the context otherwise clearly requires, any form of master agreement (the “Swap Contract”) (Grantor’s counterparty to any such Swap Contract herein called a “Swap Bank”) published by the International Swaps and Derivatives Association, Inc., or any other master agreement, entered into between one or more Lenders (or their affiliates) and Grantor, together with any related schedules, as amended, supplemented, superseded or replaced from time to time, relating to or governing any or all of the foregoing.

DEED OF TRUST (Alexan Southside)

ARTICLE 2

Representations, Warranties and Covenants

Section 2.1           Grantor represents, warrants, and covenants as follows:

(a)          Payment and Performance. Grantor will make due and punctual payment of the Secured Indebtedness. Grantor will timely and properly perform and comply with all of the covenants, agreements, and conditions imposed upon it by this Deed of Trust and the other Loan Documents and will not permit a default to occur hereunder or thereunder. Time shall be of the essence in this Deed of Trust.

(b)          Title and Permitted Encumbrances. Grantor has, in Grantor’s own right, and Grantor covenants to maintain, lawful, good and marketable leasehold estate to the Land and lawful, good and marketable title to the rest of the Property, is lawfully seized and possessed of the Property and every part thereof, and has the right to convey the same, free and clear of all liens, charges, claims, security interests, and encumbrances except for (i) the matters, if any, set forth in Exhibit B hereto, which are Permitted Encumbrances only to the extent the same are valid and subsisting and affect the Property, (ii) the liens and security interests evidenced by this Deed of Trust, (iii) statutory liens for real estate taxes, assessments and other governmental charges on the Property which are not yet delinquent or are being contested in accordance with Section 2.1(c) and/or Section 2.1(j), (iv) rights of tenants under Approved Leases (as defined in the Construction Loan Agreement), (v) the rights of Lessor under the Ground Lease, (vi) other liens and security interests (if any) in favor of Administrative Agent for the ratable benefit of Lenders or otherwise approved by Administrative Agent, (vii) customary utility easements entered into in connection with development of the Project to which Administrative Agent is not required to subordinate its lien; (viii) mechanics’ liens being contested in accordance with Section 2.1(c); and (ix) rights of lessors under leases to Grantor of certain furniture and accessories for display in the model units on the Property, certain furniture and equipment for the clubhouse and management offices and cable, television, telephone, internet access, laundry and security equipment (the matters described in the foregoing clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) being herein called the “Permitted Encumbrances”). Grantor, and Grantor’s successors and assigns, will warrant specially and forever defend title to the Property, subject as aforesaid, to Administrative Agent and Trustee against the claims and demands of all persons claiming or to claim the same or any part thereof. Except as permitted in the Loan Documents , Grantor will punctually pay, perform, observe and keep all covenants, obligations and conditions in or pursuant to any Permitted Encumbrance and will not modify or permit modification of any Permitted Encumbrance without the prior written consent of Administrative Agent. Inclusion of any matter as a Permitted Encumbrance does not constitute approval or waiver by Administrative Agent of any existing or future violation or other breach thereof by Grantor, by the Property or otherwise. No part of the Property constitutes all or any part of the homestead of Grantor. If any right or interest of Administrative Agent and Lenders in the Property or any part thereof shall be endangered or questioned or shall be attacked directly or indirectly, Trustee and Administrative Agent, or either of them (whether or not named as parties to legal proceedings with respect thereto), are hereby authorized and empowered to take such steps as in their discretion may be proper for the defense of any such legal proceedings or the protection of such right or interest of Administrative Agent and Lenders, including the employment of independent counsel, the prosecution or defense of litigation, and the compromise or discharge of adverse claims. All reasonable expenditures so made of every kind and character shall be a demand obligation (which obligation Grantor hereby promises to pay) owing by Grantor to Administrative Agent or Trustee (as the case may be) with interest as provided in the Notes, and the party (Administrative Agent or Trustee, as the case may be) making such expenditures shall be subrogated to all rights of the person receiving such payment.

DEED OF TRUST (Alexan Southside)

(c)          Taxes and Other Impositions. Grantor will pay, or cause to be paid, all taxes, assessments and other charges or levies imposed upon or against or with respect to the Property or the ownership, use, occupancy or enjoyment of any portion thereof, or any utility service thereto, as the same become due and payable, including but not limited to all ad valorem taxes assessed against the Property or any part thereof, and shall deliver promptly to Administrative Agent such evidence of the payment thereof as Administrative Agent may require; provided, however, that Grantor may contest the payment of any such tax or other imposition to the extent and in the manner permitted by Law if and so long as the following conditions are satisfied: (i) Grantor shall have notified Administrative Agent of Grantor’s contest; (ii) Grantor shall diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same and the sale of the Property, or any part thereof, to satisfy the same; (iii) Grantor shall have furnished to Administrative Agent for the benefit of Lenders a cash deposit reasonably satisfactory to Administrative Agent, or an indemnity bond reasonably satisfactory to Administrative Agent with a surety reasonably satisfactory to Administrative Agent, in the amount of the tax or other imposition plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith (or in the statutory amount, in the case of a bond authorized by statute), to assure payment of the matters under contest and to prevent any sale or forfeiture of the Property or any part thereof; (iv) Grantor shall promptly upon final determination thereof pay the amount of any such tax or other imposition so determined, together with all costs, interest and penalties which may be payable in connection therewith; and (v) the failure to pay the tax or other imposition does not constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of the Property and does not subject Administrative Agent or Lenders to any civil or criminal liability or to any damages or expense not reimbursed by Grantor. Notwithstanding the foregoing, Grantor shall immediately upon request of Administrative Agent pay (and if Grantor shall fail so to do, Administrative Agent may, but shall not be required to, pay or cause to be discharged or bonded against) any such tax or other imposition notwithstanding such contest if in the reasonable opinion of Administrative Agent, the Property shall be in jeopardy or in danger of being forfeited or foreclosed. Administrative Agent may pay over any such cash deposit or part thereof to the claimant entitled thereto at any time when, in the judgment of Administrative Agent, the entitlement of such claimant is established.

DEED OF TRUST (Alexan Southside)

(d)          Insurance. Grantor shall obtain and maintain or cause to be obtained and maintained at no expense to Administrative Agent, Trustee or Lenders: (1) mortgagee title insurance issued to Administrative Agent for the benefit of Lenders covering the Premises as required by the Construction Loan Agreement; (2) property insurance with respect to all insurable Property (including the portion thereof stored on the Land but not yet incorporated into the Improvements), against loss or damage by fire, lightning, windstorm, explosion, hail, tornado and such additional hazards as are presently included in Special Form (also known as “all-risk”) coverage and against any and all acts of terrorism (where such coverage is commercially available) and such other insurable hazards as Administrative Agent may reasonably require, in an amount not less than 100% of the full replacement cost (excluding foundations, footings, paving, underground utilities and sitework), including the cost of debris removal, without deduction for depreciation and sufficient to prevent Grantor, Administrative Agent and/or Lenders from becoming a coinsurer, such insurance to be in “builder’s risk” completed value (non-reporting) form during and with respect to any construction on the Premises; (3) if and to the extent any portion of the buildings that are part of the Improvements is, under the Flood Disaster Protection Act of 1973 (“FDPA”), as it may be amended from time to time, in a Special Flood Hazard Area, within a Flood Zone designated A or V in a participating community, a flood insurance policy in an amount reasonably required by Administrative Agent, but in no event less than the amount sufficient to meet the requirements of applicable Law and the FDPA, as such requirements may from time to time be in effect; provided, that if the Secured Indebtedness relates to construction of the Improvements, then the flood insurance policy on Grantor’s contents shall be required upon completion of the Improvements or any unit or component thereof, or as soon thereafter as a flood insurance policy on contents may be obtained; (4) general liability insurance, on an “occurrence” basis against claims for “personal injury” liability, including bodily injury, death or property damage liability, for the benefit of Grantor as named insured and Administrative Agent for the benefit of Lenders as additional insured; (5) statutory workers’ compensation insurance with respect to any work on or about the Premises (including employer’s liability insurance, if required by Administrative Agent), covering all employees of Grantor and any contractor; (6) if there is a general contractor, commercial general liability insurance, including products and completed operations coverage, and in other respects similar to that described in clause (4) above, for the benefit of the general contractor as named insured and Grantor and Administrative Agent for the benefit of Lenders as additional insureds, in addition to statutory workers’ compensation insurance with respect to any work on or about the Premises (including employer’s liability insurance, if required by Administrative Agent), covering all employees of the general contractor and any contractor; and (7) such other insurance on the Property and endorsements as may from time to time be reasonably required by Administrative Agent (including but not limited to soft cost coverage, automobile liability insurance, business interruption insurance or delayed rental insurance, boiler and machinery insurance, earthquake insurance, wind insurance, sinkhole coverage, and/or permit to occupy endorsement)) and against other insurable hazards or casualties which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the height, type, construction, location, use and occupancy of buildings and improvements. All insurance policies shall be issued and maintained by insurers, in amounts, with deductibles, limits and retentions, and in forms reasonably satisfactory to Administrative Agent, and shall require not less than ten (10) days’ prior written notice to Administrative Agent of any cancellation for nonpayment of premiums, and not less than thirty (30) days’ prior written notice to Administrative Agent of any other cancellation or any change of coverage. All insurance companies must be legally permitted to provide coverage in the state in which the Property is located and must have an A. M. Best Company financial and performance ratings of A-:IX or better. All insurance policies maintained, or caused to be maintained, by Grantor with respect to the Property, except for general liability insurance, shall provide that each such policy shall be primary without right of contribution from any other insurance that may be carried by Grantor or Administrative Agent for the benefit of Lenders and that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured. If any insurer which has issued a policy of title, hazard, liability or other insurance required pursuant to this Deed of Trust or any other Loan Document becomes insolvent or the subject of any petition, case, proceeding or other action pursuant to any Debtor Relief Law, or if such insurer’s financial condition deteriorates so that it no longer receives an A.M. Best Company classification as required hereby, Grantor shall, in each instance promptly upon its discovery thereof or upon the request of Administrative Agent therefor, and at no expense to Administrative Agent, Trustee or Lenders, promptly obtain and deliver to Administrative Agent a like policy (or, if and to the extent permitted by Administrative Agent, acceptable evidence of insurance) issued by another insurer, which insurer and policy meet the requirements of this Deed of Trust or such other Loan Document, as the case may be. Without limiting the discretion of Administrative Agent with respect to required endorsements to insurance policies, all such policies for loss of or damage to the Property shall contain a standard mortgagee clause (without contribution) naming Administrative Agent for the benefit of Lenders as mortgagee with loss proceeds payable to Administrative Agent for the benefit of Lenders notwithstanding (i) any act, failure to act or negligence of or violation of any warranty, declaration or condition contained in any such policy by any named or additional insured; (ii) the occupation or use of the Property for purposes more hazardous than permitted by the terms of any such policy; (iii) any foreclosure or other action by Administrative Agent for the benefit of Lenders under the Loan Documents; or (iv) any change in title to or ownership of the Property or any portion thereof, such proceeds to be held for application as provided in the Loan Documents. The originals of each initial insurance policy (or to the extent permitted by Administrative Agent, a copy of the original policy and such evidence of insurance acceptable to Administrative Agent) shall be delivered to Administrative Agent upon request, with all premiums fully paid current, and each renewal or substitute policy (or evidence of insurance) shall be delivered to Administrative Agent, with all premiums fully paid current, at least ten (10) days before the termination of the policy it renews or replaces. Grantor shall cause all premiums on policies required hereunder to be paid as they become due and payable and promptly deliver to Administrative Agent evidence reasonably satisfactory to Administrative Agent of the timely payment thereof. If any loss occurs at any time when Grantor has failed to perform Grantor’s covenants and agreements in this paragraph with respect to any insurance payable because of loss sustained to any part of the Property, whether or not such insurance is required by Administrative Agent, Administrative Agent shall nevertheless be entitled to the benefit of all insurance covering the loss and held by or for Grantor, to the same extent as if it had been made payable to Administrative Agent for the benefit of Lenders. Upon any foreclosure hereof or transfer of title to the Property in extinguishment of the whole or any part of the Secured Indebtedness, all of Grantor’s right, title and interest in and to the insurance policies (to the extent transferable and to the extent applicable to the Property) referred to in this Section (including unearned premiums) and all proceeds payable thereunder shall, subject to the terms of the Ground Lease, thereupon vest in the purchaser at foreclosure or other such transferee, to the extent permissible under such policies. Subject to Lessor’s right to receive insurance proceeds under the Ground Lease, including but not limited to Section 15.6 and Section 17 thereof, Administrative Agent shall have the right (but not the obligation) to receive the proceeds of, all insurance for loss of or damage to the Property, and if a Default exists (after taking into consideration applicable notice, grace and cure periods) to make proof of loss for, settle and adjust any claim under such insurance, regardless of whether or not such insurance policies are required by Administrative Agent, and the reasonable expenses incurred by Administrative Agent in the adjustment and collection of insurance proceeds shall be a part of the Secured Indebtedness and shall be due and payable to Administrative Agent for the benefit of Lenders on demand. Neither Administrative Agent nor Lenders shall be, under any circumstances, liable or responsible for failure to collect or exercise diligence in the collection of any of such proceeds or for the obtaining, maintaining or adequacy of any insurance or for failure to see to the proper application of any amount paid over to Grantor or to any third party. Any such proceeds received by Administrative Agent shall, after deduction therefrom of all reasonable expenses actually incurred by Administrative Agent, including attorneys’ fees, at Administrative Agent’s option, except as otherwise provided in this Section 2.1(d), be (A) released to Grantor, or (B) applied (upon compliance with the terms and conditions below) to repair or restoration, either partly or entirely, of the Property so damaged, or (C) applied to the payment of the Secured Indebtedness in such order and manner as Administrative Agent, in its sole discretion, may elect, whether or not due. In any event, the unpaid portion of the Secured Indebtedness shall remain in full force and effect and the payment thereof shall not be excused. Grantor shall at all times comply with the requirements of the insurance policies required hereunder and of the issuers of such policies and of any board of fire underwriters or similar body as applicable to or affecting the Property. Notwithstanding the foregoing provision regarding application of such proceeds, in the event of any casualty in which the total cost of repairs required to reconstruct the Property to its value, character and condition immediately prior to such casualty (the “Restoration”) is less than 25% of the original aggregate principal amount of the Notes, the proceeds of any insurance shall be made available to carry out such Restoration, provided that all of the following conditions are satisfied in full:

DEED OF TRUST (Alexan Southside)

(1)         There exists no Potential Default that is not attributable to the casualty or Default that has not been waived by Administrative Agent;

(2)         Administrative Agent has received evidence reasonably satisfactory to Administrative Agent that the Restoration can be completed before the Maturity Date (as defined in the Construction Loan Agreement) or if the Maturity Date has been extended, completed prior to the extended Maturity Date; provided, however, that if the total cost of repairs required to construct the Property to its value, character and condition immediately prior to such casualty does not exceed $1,000,000.00, then the condition in this subparagraph (2) shall not apply;

(3)         Grantor delivers or causes to be delivered to Administrative Agent complete final plans and specifications (the “Work Plans and Specs”) for the work to be performed in connection with the Restoration (hereinafter called the “Work”) prepared and sealed by the architect named in the Construction Loan Agreement or another architect reasonably satisfactory to Administrative Agent (the “Supervising Architect”) with evidence reasonably satisfactory to Administrative Agent of the approval of the Work Plans and Specs by all governmental authorities whose approval is required;

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(4)         Grantor delivers or causes to be delivered to Administrative Agent a signed estimate approved in writing by the Supervising Architect, bearing the Supervising Architect’s seal stating the entire cost of completing the Work;

(5)         Administrative Agent determines, in its sole and absolute discretion, that the insurance proceeds are sufficient to pay in full the cost of the Restoration or, if Administrative Agent determines, in its sole and absolute discretion, that the insurance proceeds are not sufficient to pay in full the costs of the Restoration, Grantor has deposited or has caused to be deposited with Administrative Agent for the benefit of Lenders sufficient funds, such that together with the available insurance proceeds and amounts, if any, remaining to be disbursed under the Notes for construction of the Improvements under the Construction Loan Agreement (in the aggregate, the “Proceeds”), sufficient funds shall be readily available for the Restoration;

(6)         Grantor delivers or causes to be delivered to Administrative Agent true copies certified by the Supervising Architect or Grantor’s general contractor or if available, the governmental agency having jurisdiction thereof, of all permits and approvals required by Law in connection with the commencement and conduct of the Work; and

(7)         Neither Administrative Agent nor Lenders will incur any liability to any other person as a result of such use or release of insurance proceeds.

If the conditions of paragraphs (1) through (7) above are not satisfied within ninety (90) days of the casualty loss, then Administrative Agent may, at its option, apply any insurance proceeds to the outstanding balance of the Secured Indebtedness in such order and manner as Administrative Agent elects.

If the insurance proceeds are made available for the Restoration of the Property pursuant to the terms hereof, the reasonable cost, if any, to Administrative Agent of recovering or paying out the Proceeds (including reasonable attorneys’ fees and reasonable costs incurred by Administrative Agent in having the Work inspected and the Work Plans and Specs reviewed by the Construction Inspector named in the Construction Loan Agreement or another construction consultant chosen by Administrative Agent) shall be promptly paid to Administrative Agent on demand. Provided the terms and conditions above have been satisfied, such Proceeds shall be applied by Administrative Agent to the payment of the cost of the Work on the same terms and conditions as contemplated for advances as set forth in the Construction Loan Agreement. Insurance proceeds shall be applied first, followed by amounts deposited by Grantor, followed by amounts to be disbursed under the Notes for construction of the Improvements as set forth in the Construction Loan Agreement.

During the continuance of a Default, Administrative Agent may apply all or any portion of such insurance proceeds in its possession to the payment of the Secured Indebtedness in such order and manner as Administrative Agent elects, or to the cure of any default under this Deed of Trust. Upon completion of the Work and the reimbursement of Grantor in full for the payment of the Work, any balance of the insurance proceeds which are not required for the Restoration, shall be retained by Administrative Agent and applied to the payment of the Secured Indebtedness in such order and manner as Administrative Agent elects and any additional amounts deposited with Administrative Agent by Grantor to insure the adequacy of funds for the Restoration shall be returned to Grantor.

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TEXAS FINANCE CODE §307.052 COLLATERAL PROTECTION INSURANCE NOTICE. GRANTOR IS REQUIRED TO: (I) KEEP THE PROPERTY INSURED AGAINST DAMAGE IN THE AMOUNT EQUAL TO THE FULL REPLACEMENT COST OF THE PROPERTY; (II) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER; AND (III) NAME ADMINISTRATIVE AGENT AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF LOSS. GRANTOR MUST, IF REQUIRED BY ADMINISTRATIVE AGENT, DELIVER TO ADMINISTRATIVE AGENT A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS. IF GRANTOR FAILS TO MEET ANY REQUIREMENT LISTED IN THE FIRST TWO SENTENCES OF THIS PARAGRAPH, ADMINISTRATIVE AGENT MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF GRANTOR AT GRANTOR’S EXPENSE.

(e)          Reserve for Insurance, Taxes and Assessments. During the continuance of a Default (after taking into consideration applicable notice, grace and cure periods), in order to secure the performance and discharge of Grantor’s obligations referred to below, but not in lieu of such payment and performance, Grantor will deposit with Administrative Agent for the benefit of Lenders a sum equal to real estate taxes, assessments and charges (which charges for the purposes of this paragraph shall include without limitation any recurring charge which could result in a lien against the Property) against the Property for the current year and the premiums for such policies of insurance for the current year (to the extent such premiums have not been paid), all as estimated by Administrative Agent and prorated to the end of the calendar month following the month during which Administrative Agent’s request is made, and thereafter, during the continuation of the Default, will deposit with Administrative Agent for the benefit of Lenders, on each date when an installment of principal and/or interest is due on the Notes, sufficient funds (as estimated from time to time by Administrative Agent) to permit Administrative Agent to pay at least fifteen (15) days prior to the due date thereof, the next maturing real estate taxes, assessments and charges and premiums for such policies of insurance. All such funds shall be deposited into an interest bearing account and, provided that no Default or Potential Default has occurred and is then continuing, Grantor shall, upon written request to Administrative Agent, be entitled to receive the interest accrued on such account. Administrative Agent shall have the right to rely upon tax information furnished by applicable taxing authorities in the payment of such taxes or assessments and shall have no obligation to make any protest of any such taxes or assessments. To the extent permitted by Law, any excess over the amounts required for such purposes shall be held by Administrative Agent for the benefit of Lenders for future credit against amounts due under this paragraph or refunded to Grantor, at Administrative Agent’s option, and any deficiency in such funds so deposited shall be made up by Grantor upon demand of Administrative Agent. All such funds so deposited (including any interest to which Grantor is not entitled under the provisions above) shall be applied by Administrative Agent toward the payment of such taxes, assessments, charges and premiums when statements therefor are presented to Administrative Agent by Grantor (which statements shall be presented by Grantor to Administrative Agent a reasonable time before the applicable amount is due); provided, however, that, if a Default shall then exist hereunder (after taking into consideration applicable notice, grace and cure periods), such funds shall be applied first to past or currently due taxes, assessments, charges or premiums, together with any penalties or late charges with respect thereto, and the balance may be applied at Administrative Agent’s option to the Secured Indebtedness in the order determined by Administrative Agent in its sole discretion. The conveyance or transfer of Grantor’s interest in the Property for any reason (including without limitation the foreclosure of a subordinate lien or security interest or a transfer by operation of Law) shall constitute an assignment or transfer of Grantor’s interest in and rights to such funds held by Administrative Agent under this paragraph but subject to the rights of Administrative Agent hereunder.

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(f)          Condemnation. Immediately upon obtaining knowledge thereof, Grantor shall notify Administrative Agent of any threatened (in writing) or pending proceeding for condemnation affecting the Property or arising out of damage to the Property, and Grantor shall, at Grantor’s expense, diligently prosecute any such proceedings, and shall consult with Administrative Agent and its attorneys and experts, and cooperate with them in the carrying on the defense of any such proceedings. Administrative Agent on behalf of Lenders shall have the right (but not the obligation) to participate in any such proceeding and to be represented by counsel of its own choice. Subject to Lessor’s rights to such sums under the Ground Lease, Administrative Agent on behalf of Lenders shall be entitled to receive all sums which may be awarded or become payable to Grantor for the condemnation of the Property, or any part thereof, for public or quasi-public use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to Grantor for injury or damage to the Property. Grantor shall, promptly upon request of Administrative Agent, execute such additional assignments and other documents as may be necessary from time to time to permit such participation and to enable Administrative Agent to collect and receipt for any such sums. All such sums are hereby assigned to Administrative Agent for the benefit of Lenders, and shall, after deduction therefrom of all reasonable expenses actually incurred by Administrative Agent, including reasonable attorneys’ fees, at Administrative Agent’s option, except as otherwise provided in this Section 2.1(f), be (1) released to Grantor, or (2) applied (upon compliance with the terms and conditions below) to repair or restoration of the Property so affected, or (3) applied to the payment of the Secured Indebtedness in such order and manner as Administrative Agent, in its sole discretion, may elect, whether or not due. In any event the unpaid portion of the Secured Indebtedness shall remain in full force and effect and the payment thereof shall not be excused. Neither Administrative Agent nor Lenders shall be, under any circumstances, liable or responsible for failure to collect or to exercise diligence in the collection of any such sum or for failure to see to the proper application of any amount paid over to Grantor. Administrative Agent is hereby authorized, in the name of Grantor, to execute and deliver valid acquittances for, and to appeal from, any such award, judgment or decree. All reasonable costs and expenses (including but not limited to reasonable attorneys’ fees) incurred by Administrative Agent in connection with any condemnation shall be a demand obligation owing by Grantor (which Grantor hereby promises to pay) to Administrative Agent for the benefit of Lenders pursuant to this Deed of Trust. Notwithstanding the foregoing provision regarding application of such proceeds, in the event of any condemnation in which the total cost of repairs required to stabilize such portion of the Property so that it is functional in accordance with its character immediately prior to the condemnation (the “Stabilization”) is less than 25% of the original aggregate principal amount of the Notes, the proceeds of any condemnation shall be made available to carry out such Stabilization, provided that all of the following conditions are satisfied in full:

DEED OF TRUST (Alexan Southside)

(1)         There exists no Default that has not been waived by Administrative Agent or Potential Default that is not solely attributable to such condemnation;

(2)         Administrative Agent has received evidence reasonably satisfactory to Administrative Agent that the Stabilization can be completed before the Maturity Date (as defined in the Construction Loan Agreement) or if the Maturity Date has been extended, completed prior to the extended Maturity Date; provided, however, that if the total cost of repairs required to complete the work required in connection with the Stabilization does not exceed $1,000,000.00, then the condition in this subparagraph (2) shall not apply;

(3)         Grantor delivers or causes to be delivered to Administrative Agent complete final plans and specifications (the “Work Plans and Specs”) for the work to be performed in connection with the Stabilization (hereinafter called the “Work”) prepared and sealed by the architect named in the Construction Loan Agreement or another architect reasonably satisfactory to Administrative Agent (the “Supervising Architect”) with evidence reasonably satisfactory to Administrative Agent of the approval of the Work Plans and Specs by all governmental authorities whose approval is required;

(4)         Grantor delivers or causes to be delivered to Administrative Agent a signed estimate approved in writing by the Supervising Architect, bearing the Supervising Architect’s seal stating the entire cost of completing the Work;

(5)         Administrative Agent determines, in its sole and absolute discretion, that the condemnation proceeds are sufficient to pay in full the cost of the Stabilization or, if Administrative Agent determines, in its sole and absolute discretion, that the condemnation proceeds are not sufficient to pay in full the costs of the Stabilization, Grantor has deposited or has caused to be deposited with Administrative Agent for the benefit of Lenders sufficient funds, such that together with the available condemnation proceeds and amounts, if any, remaining to be disbursed under the Notes for the construction of the Improvements under the Construction Loan Agreement (in the aggregate, the “Stabilization Proceeds”), sufficient funds shall be readily available for the Stabilization;

(6)         Grantor delivers or causes to be delivered to Administrative Agent true copies certified by the Supervising Architect or Grantor’s general contractor or, if available, the governmental agency having jurisdiction thereof, of all permits and approvals required by Law in connection with the commencement and conduct of the Work; and

(7)         Neither Administrative Agent nor Lenders will incur any liability to any other person as a result of such use or release of condemnation proceeds.

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If the conditions of paragraphs (1) through (7) above are not satisfied within ninety (90) days of receipt of the condemnation proceeds by Administrative Agent, then Administrative Agent may, at its option, apply any condemnation proceeds to the outstanding balance of the Secured Indebtedness in such order and manner as Administrative Agent elects.

If the condemnation proceeds are made available for the Stabilization of the Property pursuant to the terms hereof, the reasonable cost, if any, to Administrative Agent of recovering or paying out such proceeds (including reasonable attorneys’ fees and reasonable costs incurred by Administrative Agent in having the Work inspected and the Work Plans and Specs reviewed by the Construction Inspector named in the Construction Loan Agreement or another construction consultant chosen by Administrative Agent) shall be promptly paid to Administrative Agent on demand. Provided the terms and conditions above have been satisfied, such Stabilization Proceeds shall be applied by Administrative Agent to the payment of the cost of the Work on the same terms and conditions as contemplated for advances as set forth in the Construction Loan Agreement. Condemnation proceeds shall be applied first, followed by amounts deposited by Grantor, followed by amounts to be disbursed under the Notes for construction of the Improvements as set forth in the Construction Loan Agreement:

During the continuance of a Default, Administrative Agent may apply all or any portion of such condemnation proceeds in its possession to the payment of the Secured Indebtedness in such order and manner as Administrative Agent elects, or to the cure of any default under this Deed of Trust. Upon completion of the Work and the reimbursement of Grantor in full for the payment of the Work, any balance of the condemnation proceeds which are not required for the Stabilization shall be retained by Administrative Agent and applied to the payment of the Secured Indebtedness in such order and manner as Administrative Agent elects and any additional amounts deposited with Administrative Agent by Grantor to insure the adequacy of funds for the Stabilization shall be returned to Grantor.

(g)          Compliance with Legal Requirements. Grantor, and, upon completion of the Demolition, the Property and the use, operation and maintenance thereof and all activities thereon do and shall comply in all material respects with all applicable Legal Requirements (hereinafter defined). Except as provided in or contemplated by the Permitted Encumbrances, the Property is not, and shall not be, dependent on any other property or premises or any interest therein other than the Property to fulfill any requirement of any Legal Requirement. Grantor shall not, by act or omission, permit any building or other improvement not subject to the lien of this Deed of Trust to rely on the Property or any interest therein to fulfill any requirement of any Legal Requirement. No Improvement upon or use of any part of the Property contemplated by the Construction Loan Agreement will constitute a nonconforming use under any zoning Law or similar Law. The Property will contain within its boundaries a sufficient number of parking spaces to satisfy all Laws. There are no written or oral agreements with any third parties regarding parking, ingress and egress, use or maintenance of common areas or otherwise except as provided in the Permitted Encumbrances. Grantor has obtained or will obtain when required and shall preserve and keep in full force and effect, all requisite zoning, utility, building, health, environmental and operating permits from the governmental authorities having jurisdiction over the Property. If Grantor receives a notice or claim from any person that the Property, or any use, activity, operation or maintenance thereof or thereon, is not in compliance with any Legal Requirement, Grantor will promptly furnish a copy of such notice or claim to Administrative Agent. Without limiting the foregoing, Grantor hereby agrees that upon receipt of any notice of noncompliance with restrictive covenants affecting the Property because of the encroachment of the Improvements over the building line, Grantor shall immediately (x) provide Administrative Agent with written notice thereof and (y) commence to cure such noncompliance and pursue such cure to completion. Grantor has received no notice and has no knowledge of any such noncompliance. As used in this Deed of Trust: (i) the term “Legal Requirement” means any Law (hereinafter defined), agreement, covenant, restriction, easement or condition (including, without limitation of the foregoing, any condition or requirement imposed by any insurance or surety company) that is binding on Grantor or the Property, as any of the same now exists or may be changed or amended or come into effect in the future; and (ii) the term “Law” means any federal, state or local law, statute, ordinance, code, rule, regulation, license, permit, authorization, decision, order, injunction or decree, domestic or foreign.

DEED OF TRUST (Alexan Southside)

(h)          Condition of Property. Upon payment of applicable connection fees and following the completion of infrastructure improvements contemplated by the Plans, the Property will be separately served by electric, gas, storm and sanitary sewers, sanitary water supply, telephone and other utilities required for the use thereof as represented by Grantor at or within the boundary lines of the Property or at points from which extensions of facilities contemplated by the Construction Loan Agreement will originate. All streets, alleys and easements necessary to serve the Property for the use represented by Grantor have been completed (or will be completed as part of construction of the Improvements) and are (or on completion will be) serviceable and (i) such streets have been (or on completion will be) dedicated and accepted by applicable governmental entities, (ii) such streets benefit (or on completion will benefit) the Property pursuant to valid and binding easement agreements which permit Grantor and its successors, assigns and mortgagees, the uninterrupted use of the same for ingress and egress to and from the Property or (iii) the right-of-way for such streets have been established and such streets will be constructed as part of the improvements provided for in the Construction Loan Agreement. To Grantor’s knowledge, design conditions of the Property are such that no drainage or surface or other water will, in any actionable way, drain across or rest upon either the Property or land of others. No portion of any of the buildings that are or are to be part of the Property is within a flood plain except as shown on a survey delivered to Administrative Agent, and none of the Improvements (other than any improvements to be demolished by Grantor) creates (or when constructed will create) an encroachment over, across or upon any of the Property boundary lines, rights of way or easements, and no building or other improvement on adjoining land creates such an encroachment onto the Property except as shown on a survey delivered to Administrative Agent.

DEED OF TRUST (Alexan Southside)

(i)          Maintenance, Repair and Restoration. After Demolition and upon Completion of the Improvements, Grantor will keep the Property in first class order, repair, operating condition and appearance, causing all necessary repairs, renewals, replacements, additions and improvements to be promptly made, and will not allow any of the Property to be misused, abused or physically wasted or to deteriorate. Notwithstanding the foregoing, Grantor will not, without the prior written consent of Administrative Agent, (i) except in connection with the Demolition, remove from the Property any fixtures or personal property covered by this Deed of Trust except such as is replaced by Grantor by an article of equal suitability and value, owned by Grantor, free and clear of any lien or security interest (except Permitted Encumbrances and the liens and security interests created by this Deed of Trust and the other Loan Documents), or (ii) except in connection with the Demolition or as contemplated in connection with the Plans, make any structural alteration to the Property or any other alteration thereto which impairs the value thereof, or (iii) except in connection with the Demolition or as contemplated in connection with the Plans or in connection with fit out of retail space pursuant to an Approved Lease, make any alteration to the Property involving any single estimated expenditure exceeding $50,000 or estimate aggregate expenditures exceeding $200,000, except pursuant to plans and specifications approved in writing by Administrative Agent. Upon request of Administrative Agent but no more often than once in any twelve month period (unless Administrative Agent determines in its good faith business judgment, that it needs a current inventory more frequently), Grantor will deliver to Administrative Agent an inventory describing and showing the make, model, and location of all fixtures and personal property used in the management, maintenance and operation of the Property owned by Grantor with a certification by Grantor that said inventory is a true and complete schedule of all such fixtures and personal property owned by Grantor used in the management, maintenance and operation of the Property, that such items specified in the inventory constitute all of the fixtures and personal property required in the management, maintenance and operation of the Property except for items identified or leased by Grantor in accordance with this Deed of Trust and other items owned by service providers and that all such items are owned by Grantor free and clear of any lien or security interest (except Permitted Encumbrances and the liens and security interests created by this Deed of Trust and the other Loan Documents). If any act or occurrence of any kind or nature (including any condemnation or any casualty for which insurance has not been obtained or is not obtainable) shall result in damage to or loss or destruction of the Property in excess of $75,000.00, Grantor shall give prompt notice thereof to Administrative Agent and, unless Administrative Agent agrees otherwise, Grantor shall promptly, at Grantor’s sole cost and expense and regardless of whether insurance or condemnation proceeds (if any) shall be available or sufficient for the purpose, secure the Property as necessary and commence and continue diligently to completion to restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to the damage, loss or destruction.

(j)          No Other Liens. Grantor will not, without the prior written consent of Administrative Agent, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any deed of trust, mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual, security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering the Property, or any part thereof, other than the Permitted Encumbrances, regardless of whether the same are expressly or otherwise subordinate to the lien or security interest created in this Deed of Trust, and should any of the foregoing become attached hereafter in any manner to any part of the Property without the prior written consent of Administrative Agent, Grantor will cause the same to be promptly discharged and released; provided, however, that Grantor may contest involuntary mechanics’ and materialmen’s liens to the extent and in the manner permitted by Law if and so long as Grantor shall have satisfied all of the conditions of Section 2.1(c) (regarding contest by Grantor of taxes or other impositions), which conditions shall also apply in all respects to Grantor’s privilege to contest involuntary mechanics’ or materialmen’s liens under this paragraph. Grantor will own (or have a leasehold interest in) all parts of the Property and will not acquire any fixtures, equipment or other property (including software embedded therein) forming a part of the Property pursuant to a lease, license, security agreement or similar agreement, whereby any party has or may obtain the right to repossess or remove same, without the prior written consent of Administrative Agent, except that Grantor may lease certain furniture and accessories for display in the model units on the Property, certain furniture and equipment for the clubhouse and management offices and cable, television, telephone, internet access, laundry and security equipment. If Administrative Agent consents to the voluntary grant by Grantor of any deed of trust or mortgage, lien, security interest, or other encumbrance (hereinafter called “Subordinate Deed of Trust”) covering any of the Property or if the foregoing prohibition is determined by a court of competent jurisdiction to be unenforceable as to a Subordinate Deed of Trust, any such Subordinate Deed of Trust shall contain express covenants to the effect that:

DEED OF TRUST (Alexan Southside)

(1)         the Subordinate Deed of Trust is unconditionally subordinate to this Deed of Trust;

(2)         if any action (whether judicial or pursuant to a power of sale) shall be instituted to foreclose or otherwise enforce the Subordinate Deed of Trust, no tenant of any of the Leases (hereinafter defined) shall be named as a party defendant, and no action shall be taken that would terminate any occupancy or tenancy without the prior written consent of Administrative Agent;

(3)         Rents (hereinafter defined), if collected by or for the holder of the Subordinate Deed of Trust, shall be applied first to the payment of the Secured Indebtedness then due and expenses incurred in the ownership, operation and maintenance of the Property in such order as Administrative Agent may determine, prior to being applied to any indebtedness secured by the Subordinate Deed of Trust;

(4)         written notice of default under the Subordinate Deed of Trust and written notice of the commencement of any action (whether judicial or pursuant to a power of sale) to foreclose or otherwise enforce the Subordinate Deed of Trust or to seek the appointment of a receiver for all or any part of the Property shall be given to Administrative Agent with or immediately after the occurrence of any such default or commencement; and

(5)         neither the holder of the Subordinate Deed of Trust, nor any purchaser at foreclosure thereunder, nor anyone claiming by, through or under any of them shall succeed to any of Grantor’s rights hereunder without the prior written consent of Administrative Agent.

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(k)          Operation of Property. Grantor will operate the Property in a good and workmanlike manner following Completion and, at all times, in accordance with all Legal Requirements and will pay all fees or charges of any kind in connection therewith (except for fees and charges that Grantor is contesting in good faith in accordance with the provisions of this Deed of Trust). Grantor will not use or occupy, or conduct any activity on, or allow the use or occupancy of or the conduct of any activity on, the Property in any manner which violates any Legal Requirement or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto. Grantor will not initiate or permit any zoning reclassification of the Property or seek any variance under existing zoning ordinances applicable to the Property or use or permit the use of the Property in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or any other Legal Requirement. Grantor will not impose any easement, restrictive covenant or encumbrance upon the Property, except Permitted Encumbrances, execute or file any subdivision plat affecting the Property or consent to the annexation of the Property to any municipality, without the prior written consent of Administrative Agent. Grantor will not do or suffer to be done any intentional act whereby the value of any part of the Property may be lessened; provided, however, this sentence is not intended and shall not be construed, to prohibit Grantor from making adjustments to the rental rates for apartment units in the Property that are necessary to meet market rental rates for apartment projects of similar quality located in the general vicinity of the Property. Grantor will preserve, protect, renew, extend and retain all material rights and privileges granted for or applicable to the Property. Without the prior written consent of Administrative Agent, there shall be no drilling or exploration for or extraction, removal or production of any mineral, hydrocarbon, gas, natural element, compound or substance (including sand and gravel) from the surface or subsurface of the Land regardless of the depth thereof or the method of mining or extraction thereof.

(l)          Debts for Construction, Etc. Grantor will cause all debts and liabilities of any character (including without limitation all debts and liabilities for labor, material and equipment (including software embedded therein) and all debts and charges for utilities servicing the Property) incurred in the construction, maintenance, operation and development of the Property to be promptly paid, subject to Grantor’s right to contest the validity or amounts thereof pursuant to Section 2.1(c) or Section 2.1(j).

(m)          Financial Matters. Grantor is solvent after giving effect to all borrowings contemplated by the Loan Documents and no proceeding under any Debtor Relief Law (hereinafter defined) is pending (or, to Grantor’s knowledge, threatened) by or against Grantor, as a debtor. All reports, statements of Grantor, plans, budgets, applications, agreements and other data and information heretofore furnished or hereafter to be furnished by or on behalf of Grantor to Administrative Agent in connection with the loan or loans evidenced by the Loan Documents (including, without limitation, all financial statements and financial information) are and will be true, correct and complete in all material respects as of their respective dates and do not and will not omit to state any fact or circumstance necessary to make the statements contained therein not misleading.

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(n)          Status of Grantor; Suits and Claims; Loan Documents. If Grantor is a corporation, partnership, limited liability company, or other legal entity, Grantor is and will continue to be (i) duly organized, validly existing and in good standing under the laws of its state of organization, (ii) authorized to do business in, and in good standing in, each state in which the Property is located, and (iii) possessed of all requisite power and authority to carry on its business and to own and operate the Property. Each Loan Document executed by Grantor has been duly authorized, executed and delivered by Grantor, and the obligations thereunder and the performance thereof by Grantor in accordance with their terms are and will continue to be within Grantor’s power and authority (without the necessity of joinder or consent of any other person), are not and will not be in contravention of any Legal Requirement or any other document or agreement to which Grantor or the Property is subject, and do not and will not result in the creation of any encumbrance against any assets or properties of Grantor, except as expressly contemplated by the Loan Documents. There is no suit, action, claim, investigation, inquiry, proceeding or demand pending (or, to Grantor’s knowledge, threatened) against Grantor or which affects the Property (including, without limitation, any which challenges or otherwise pertains to Grantor’s title to the Property) or the validity, enforceability or priority of any of the Loan Documents, except as has been disclosed in writing to Administrative Agent in connection with the loan evidenced by the Notes. There is no judicial or administrative action, suit or proceeding pending (or, to Grantor’s knowledge, threatened) against Grantor, except as has been disclosed in writing to Administrative Agent in connection with the loan evidenced by the Notes. The Loan Documents to which Grantor is a party constitute legal, valid and binding obligations of Grantor enforceable in accordance with their terms, except as the enforceability thereof may be limited by Debtor Relief Laws (hereinafter defined) and except as the availability of certain remedies may be limited by general principles of equity. Grantor is not a “foreign person” within the meaning of the Internal Revenue Code of 1986, as amended, Sections 1445 and 7701 (i.e. Grantor is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined therein and in any regulations promulgated thereunder). The loan evidenced by the Notes is solely for business and/or investment purposes, and is not intended for personal, family, household or agricultural purposes. Grantor further warrants that the proceeds of the Notes shall be used for commercial purposes and stipulates that the loan evidenced by the Notes shall be construed for all purposes as a commercial loan. Grantor’s exact legal name is correctly set forth at the end of this Deed of Trust. If Grantor is not an individual, Grantor is an organization of the type and (if not an unregistered entity) is incorporated in or organized under the laws of the state specified in the definition of “Grantor” in Section 1.2 of this Deed of Trust. If Grantor is an unregistered entity (including, without limitation, a general partnership) it is organized under the laws of the state specified in the introductory paragraph of this Deed of Trust. Grantor will not cause or permit any change to be made in its name (including its trade name or names), identity, or corporate or partnership structure (except as permitted by the Loan Agreement), unless Grantor shall have notified Administrative Agent in writing of such change at least 30 days prior to the effective date of such change, and shall have first taken all action reasonably required by Administrative Agent for the purpose of further perfecting or protecting the lien and security interest of Administrative Agent in the Property. In addition, Grantor shall not convert to another form of legal entity without first obtaining the prior written consent of Administrative Agent. Grantor’s principal place of business and chief executive office, and the place where Grantor keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording including, without limitation, software, writings, plans, specifications and schematics concerning the Property, will be (unless Grantor notifies Administrative Agent of any change in writing at least thirty (30) days prior to the date of such change) the address of Grantor set forth at the end of this Deed of Trust and such other additional addresses within the United States of which Grantor has notified Administrative Agent. Grantor’s organizational identification number, if any, assigned by the state of incorporation or organization is correctly set forth on the first page of this Deed of Trust. Grantor shall promptly notify Administrative Agent (i) of any change of its organizational identification number, or (ii) if Grantor does not now have an organization identification number and later obtains one, of such organizational identification number.

(o)          Intentionally Omitted.

DEED OF TRUST (Alexan Southside)

(p)          Further Assurances. Grantor will, promptly on request of Administrative Agent, (i) correct any defect, error or omission which may be discovered in the contents, execution or acknowledgment of this Deed of Trust or any other Loan Document; (ii) execute, acknowledge, deliver, procure and record and/or file such further documents (including, without limitation, further deeds of trust, security agreements, and assignments of rents or leases) and do such further acts as are, in Administrative Agent’s reasonable judgment, necessary, desirable or proper to carry out more effectively the purposes of this Deed of Trust and the other Loan Documents, to more fully identify and subject to the liens and security interests hereof any property intended to be covered hereby (including specifically, but without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Property) or as deemed advisable by Administrative Agent to protect the lien or the security interest hereunder against the rights or interests of third persons; and (iii) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of Administrative Agent to enable Administrative Agent and Lenders to comply with the requirements or requests of any agency having jurisdiction over Administrative Agent or Lenders or any examiners of such agencies with respect to the Secured Indebtedness, Grantor or the Property; provided, however, such further acts shall be consistent with the terms contained in the Loan Documents and shall not unreasonably alter the rights and obligations of Grantor under the Loan Documents. Grantor shall pay all costs connected with any of the foregoing, which shall be a demand obligation owing by Grantor (which Grantor hereby promises to pay) to Administrative Agent pursuant to this Deed of Trust.

(q)          Fees and Expenses. Without limitation of any other provision of this Deed of Trust or of any other Loan Document (but subject to the limits of Section 6.10 of the Construction Loan Agreement) and to the extent not prohibited by applicable Law, Grantor will pay, and will reimburse to Administrative Agent and/or Trustee on demand to the extent paid by Administrative Agent on behalf of Lenders and/or Trustee all appraisal fees (subject to the limits of Section 2.13 of the Construction Loan Agreement), filing, registration and recording fees, recordation, transfer and other taxes, brokerage fees and commissions (except any such fees and commissions due as a result of commitments made by Administrative Agent or a Lender or any of their respective affiliates), abstract fees, title search or examination fees, title policy and endorsement premiums and fees, Uniform Commercial Code search fees, judgment and tax lien search fees, escrow fees, reasonable attorneys’ fees, architect fees, engineer fees, construction consultant fees, environmental inspection fees, survey fees, and all other reasonable third party costs and expenses of every character incurred by Grantor or Administrative Agent and/or Trustee in connection with the preparation of the Loan Documents, the evaluation, closing and funding of the loan evidenced by the Loan Documents and any and all amendments, supplements or modifications to this Deed of Trust, the Notes or any other Loan Documents or any approval, consent, waiver, release or other matter requested or required hereunder or thereunder, or otherwise attributable or chargeable to Grantor as owner of a leasehold interest in the Land, and owner of the rest of the Property, and (ii) during the continuance of a Default, all costs and expenses, including reasonable attorneys’ fees and expenses, incurred or expended in connection with the exercise of any right or remedy, or the defense of any right or remedy or the enforcement of any obligation of Grantor, hereunder or under any other Loan Document.

DEED OF TRUST (Alexan Southside)

(r)          Indemnification.

(i)          Grantor will indemnify and hold harmless Administrative Agent, Lenders and/or Trustee from and against, and reimburse them on demand for, any and all Indemnified Matters (hereinafter defined). For purposes of this paragraph (r), the terms “Administrative Agent”, “Lender”, “Trustee” shall include Administrative Agent, Lenders and Trustee respectively, and any persons owned or controlled by, owning or controlling, or under common control or affiliated with Administrative Agent, Lender or Trustee respectively and the directors, officers, partners, employees, attorneys, agents and representatives of each of them. WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO MATTERS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF, OR ARE CLAIMED TO BE CAUSED BY OR ARISE OUT OF, THE NEGLIGENCE (WHETHER SOLE, COMPARATIVE OR CONTRIBUTORY) OR STRICT LIABILITY OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PERSON. HOWEVER, SUCH INDEMNITIES SHALL NOT APPLY TO A PARTICULAR INDEMNIFIED PERSON TO THE EXTENT THAT THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THAT INDEMNIFIED PERSON OR THE VIOLATION BY THAT INDEMNIFIED PERSON OF ANY LAW APPLICABLE TO IT AS A NATIONAL BANK, INSURANCE COMPANY OR OTHER REGULATED INSTITUTION OR ANY HOLDING COMPANY OR AFFILIATE THEREOF. Any amount to be paid under this paragraph (r) by Grantor to Administrative Agent, Lenders and/or Trustee shall be a demand obligation owing by Grantor (which Grantor hereby promises to pay) to Administrative Agent and Lenders pursuant to this Deed of Trust. Upon demand by Administrative Agent and/or Trustee, Grantor shall diligently defend any Indemnified Matter which affects the Property or is made or commenced against Administrative Agent, Lenders and/or Trustee, whether alone or together with Grantor or any other person, all at no cost and expense to Administrative Agent, Lenders and/or Trustee and by counsel to be approved by Administrative Agent in the exercise of its reasonable judgment. In the alternative, at any time Administrative Agent and/or Lenders may elect to conduct its own defense through counsel selected by Administrative Agent and at the cost and expense of Grantor. Nothing in this paragraph, elsewhere in this Deed of Trust or in any other Loan Document shall limit or impair any rights or remedies of Administrative Agent, Lenders and/or Trustee (including without limitation any rights of contribution or indemnification) against Grantor or any other person under any other provision of this Deed of Trust, any other Loan Document, any other agreement or any applicable Legal Requirement.

DEED OF TRUST (Alexan Southside)

(ii)         As used herein, the term “Indemnified Matters” means any and all claims, demands, liabilities (including strict liability), losses, damages (including consequential damages), causes of action, judgments, penalties, fines, costs and expenses (including without limitation, reasonable fees and expenses of attorneys and other professional consultants and experts, and of the investigation and defense of any claim, whether or not such claim is ultimately defeated, and the settlement of any claim or judgment including all value paid or given in settlement) of every kind, known or unknown, foreseeable or unforeseeable, which may be imposed upon, asserted against or incurred or paid by Administrative Agent, Trustee and/or any Lender at any time and from time to time, whenever imposed, asserted or incurred, because of, resulting from, in connection with, or arising out of any transaction, act, omission, event or circumstance in any way connected with the Property or with this Deed of Trust or any other Loan Document, including but not limited to any bodily injury or death or property damage occurring in or upon or in the vicinity of the Property through any cause whatsoever at any time on or before the Release Date (hereinafter defined) any act performed or omitted to be performed hereunder or under any other Loan Document, any breach by Grantor of any representation, warranty, covenant, agreement or condition contained in this Deed of Trust or in any other Loan Document, any Default as defined herein, any claim under or with respect to any Lease (hereinafter defined). The term “Release Date” as used herein means the earliest of the following dates: (i) the date on which the Secured Indebtedness has been paid and performed in full and this Deed of Trust has been released, (ii) the date on which the lien of this Deed of Trust is fully and finally foreclosed (unless the Property is subsequently redeemed in accordance with applicable statutory rights) or a conveyance by deed in lieu of such foreclosure is fully and finally effective, and possession of the Property has been given to and accepted by the purchaser or grantee free of occupancy and claims to occupancy by Grantor, any Guarantor and their heirs, devisees, representatives, successors and assigns, except for tenants under leases permitted by the Loan Documents and the rights of Lessor under the Ground Lease, or (iii) the date on which possession of the Property is accepted by a receiver appointed for the Property at the request of Administrative Agent; provided that, if such payment, performance, release, foreclosure or conveyance is challenged in bankruptcy proceedings or otherwise, the Release Date shall be deemed not to have occurred until such challenge is validly released, dismissed with prejudice or otherwise barred by Law from further assertion. The indemnities in this paragraph (r) shall not terminate upon the Release Date or upon the release, foreclosure or other termination of this Deed of Trust but will survive the Release Date, foreclosure of this Deed of Trust or conveyance in lieu of foreclosure, the repayment of the Secured Indebtedness the termination of any and all Swap Transactions, the discharge and release of this Deed of Trust and the other Loan Documents, any bankruptcy or other debtor relief proceeding, and any other event whatsoever.

(s)          Records and Financial Reports. Grantor will keep accurate books and records in accordance with sound accounting principles in which full, true and correct entries shall be promptly made with respect to the Property and the operation thereof, and will permit all such books and records, and all recorded data of any kind or nature, regardless of the medium of recording, including, without limitation, all software, writings, plans, specifications and schematics, to be inspected and copied, and the Property to be inspected and photographed, by Administrative Agent and its representatives during normal business hours upon reasonable prior notice (Grantor agreeing hereby that no less than 48 hours shall be deemed reasonable prior notice) and at any other reasonable times. Without limitation of other or additional requirements in any of the other Loan Documents, Grantor will furnish to Administrative Agent (i) following Completion, current operating statements itemizing all income and expenses of the Property, for each month (and for the fiscal year through the end of such month) as soon as reasonably practicable but in any event within twenty (20) days after the end of such month and (ii) for each fiscal year of Grantor within one hundred twenty (120) days after the end thereof current operating statements itemizing all income and expenses of the Property and, a projection of such operations for the next fiscal year. Each statement submitted pursuant to this paragraph shall be prepared in accordance with accounting principles consistently applied, and be certified in writing as true and correct by Grantor. Any inspection or audit of the Property or the books and records, including recorded data of any kind or nature, regardless of the medium of recording, including, without limitation, software, writings, plans, specifications and schematics of Grantor, or the procuring of documents and financial and other information, by or on behalf of Administrative Agent shall be for Administrative Agent’s and Lenders’ protection only, and shall not constitute any assumption of responsibility to Grantor or anyone else with regard to the condition, construction, maintenance or operation of the Property nor Administrative Agent’s or Lenders’ approval of any certification given to Administrative Agent nor relieve Grantor of any of Grantor’s obligations.

DEED OF TRUST (Alexan Southside)

(t)          Taxes on Notes or Deed of Trust. Grantor will promptly pay all income, franchise and other taxes owing by Grantor and any stamp documentary, recordation and transfer taxes or, subject to Section 6.11 of the Construction Loan Agreement, other taxes (unless such payment by Grantor is prohibited by Law) which may be required to be paid with respect to the Notes, this Deed of Trust or any other instrument evidencing or securing any of the Secured Indebtedness other than income, franchise or similar taxes levied on Administrative Agent or Lenders. In the event of the enactment after this date of any Law of any governmental entity applicable to Administrative Agent or Lenders, the Notes, the Property or this Deed of Trust deducting from the value of property for the purpose of taxation any lien or security interest thereon, or imposing upon Administrative Agent or Lenders the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Grantor, or changing in any way the Laws relating to the taxation of deeds of trust or mortgages or security agreements or debts secured by deeds of trust or mortgages or security agreements or the interest of the mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to affect this Deed of Trust or the Secured Indebtedness or Administrative Agent or Lenders, then, and in any such event, Grantor, upon demand by Administrative Agent, shall pay such taxes, assessments, charges or liens, or reimburse Administrative Agent and Lenders therefor; provided, however, that if in the opinion of counsel for Administrative Agent (i) it might be unlawful to require Grantor to make such payment or (ii) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by Law, then and in such event, Administrative Agent on behalf of Lenders may elect, by notice in writing given to Grantor, to declare all of the Secured Indebtedness to be and become due and payable sixty (60) days from the giving of such notice.

(u)          Statement Concerning Notes or Deed of Trust. Grantor shall at any time and from time to time furnish within seven (7) days of request by Administrative Agent a written statement in such form as may be reasonably required by Administrative Agent stating that (i) the Notes, this Deed of Trust and the other Loan Documents are valid and binding obligations of Grantor, enforceable against Grantor in accordance with their terms except as enforceability thereof may be limited by Debtor Relief Laws and except as the availability of certain remedies may be limited by general principles of equity; (ii) the unpaid principal balance of each Note; (iii) the date to which interest on the Notes is paid; (iv) the Notes, this Deed of Trust and the other Loan Documents have not been released, subordinated or modified; and (v) there are no offsets or defenses against the enforcement of the Notes, this Deed of Trust or any other Loan Document. If any of the foregoing statements in clauses (i), (iv) and (v) are untrue, Grantor shall, alternatively, specify the reasons therefor.

DEED OF TRUST (Alexan Southside)

Section 2.2           Performance by Administrative Agent on Grantor’s Behalf. Grantor agrees that, if Grantor fails to perform any act or to take any action which under any Loan Document Grantor is required to perform or take, or to pay any money which under any Loan Document Grantor is required to pay, and if such failure then constitutes a Default hereunder or under any other Loan Document (whether or not the Secured Indebtedness has been accelerated), then Administrative Agent, in Grantor’s name or its own name on behalf of Lenders, may, but shall not be obligated to, perform or cause to be performed such act or take such action or pay such money, and any expenses so incurred by Administrative Agent and any money so paid by Administrative Agent, shall be a demand obligation owing by Grantor to Administrative Agent (which obligation Grantor hereby promises to pay) and shall be a part of the Secured Indebtedness and Administrative Agent, upon making such payment, shall be subrogated to all of the rights of the person, entity or body politic receiving such payment. After the occurrence and during the continuance of a Default, Administrative Agent shall have the right to enter upon the Property at any time and from time to time for any such purposes. No such payment or performance by Administrative Agent shall waive or cure any Default or waive any right, remedy or recourse of Administrative Agent. Any such payment may be made by Administrative Agent in reliance on any statement, invoice or claim without inquiry into the validity or accuracy thereof. Each amount due and owing by Grantor to Administrative Agent pursuant to this Deed of Trust shall bear interest, from the date such amount becomes due until paid, whether before or after a sale as described in Section 5.2, at the rate per annum provided in the Notes for interest on past due principal owed on the Notes but never in excess of the maximum nonusurious amount permitted by applicable Law, which interest shall be payable to Administrative Agent on demand; and all such amounts, together with such interest thereon, shall automatically and without notice be a part of the Secured Indebtedness. The amount and nature of any expense by Administrative Agent hereunder and the time when paid shall be fully established by the certificate of Administrative Agent or any of Administrative Agent’s officers or agents.

Section 2.3           Absence of Obligations of Administrative Agent with Respect to Property. Notwithstanding anything in this Deed of Trust to the contrary, including, without limitation, the definition of “Property” and/or the provisions of Article 3 hereof, (i) to the extent permitted by applicable Law, the Property is composed of Grantor’s rights, title and interests therein but not Grantor’s obligations, duties or liabilities pertaining thereto, (ii) neither Administrative Agent nor any Lender assumes or shall have any obligations, duties or liabilities in connection with any portion of the items described in the definition of “Property” herein, either prior to or after obtaining title to such Property, whether by foreclosure sale, the granting of a deed in lieu of foreclosure or otherwise, and (iii) Administrative Agent may, at any time prior to or after the acquisition of title to any portion of the Property as above described, advise any party in writing as to the extent of Administrative Agent’s interest therein and/or expressly disaffirm in writing any rights, interests, obligations, duties and/or liabilities with respect to such Property or matters related thereto. Without limiting the generality of the foregoing, it is understood and agreed that neither Administrative Agent nor any Lender shall have any obligations, duties or liabilities prior to or after acquisition of title to any portion of the Property, as lessee under any lease or purchaser or seller under any contract or option unless Administrative Agent elects otherwise by written notification.

DEED OF TRUST (Alexan Southside)

Section 2.4           Authorization to File Financing Statements; Power of Attorney. Grantor hereby authorizes Administrative Agent at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable Law, required by Administrative Agent to establish or maintain the validity, perfection and priority of the security interests granted in this Deed of Trust. Grantor also ratifies its authorization for Administrative Agent to have filed any like initial financing statements, amendments thereto or continuation statements if filed prior to the date of this Deed of Trust. Grantor hereby irrevocably constitutes and appoints Administrative Agent and any officer or agent of Administrative Agent, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Grantor or in Grantor’s own name to execute in Grantor’s name any such documents and to otherwise carry out the purposes of this Section 2.4, to the extent that Grantor’s authorization above is not sufficient. To the extent permitted by law, Grantor hereby ratifies all acts said attorneys-in-fact shall lawfully do, have done in the past or cause to be done in the future by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

ARTICLE 3

Assignment of Rents and Leases

Section 3.1           Assignment. To secure the Obligations of Grantor under the Loan Documents and the Secured Indebtedness, Grantor hereby assigns to Administrative Agent, for the benefit of all Lenders, all Rents (hereinafter defined) and all of Grantor’s rights in and under all Leases (hereinafter defined). During the continuance of a Default hereunder, Administrative Agent shall have the right, power and privilege (but shall be under no duty) to demand possession of the Rents, which demand shall to the fullest extent permitted by applicable law be sufficient action by Administrative Agent to entitle Administrative Agent to immediate and direct payment of the Rents (including delivery to Administrative Agent of Rents collected for the period in which the demand occurs and for any subsequent period), for application as provided in this Deed of Trust, all without the necessity of any further action by Administrative Agent, including, without limitation, any action to obtain possession of the Land, Improvements or any other portion of the Property or any action for the appointment of a receiver. Grantor hereby authorizes and directs the tenants under the Leases to pay Rents to Administrative Agent upon written demand by Administrative Agent, without further consent of Grantor, without any obligation of such tenants to determine whether a Default has in fact occurred and regardless of whether Administrative Agent has taken possession of any portion of the Property, and the tenants may rely upon any written statement delivered by Administrative Agent to the tenants. Any such payments to Administrative Agent shall constitute payments to Grantor under the Leases, and Grantor hereby irrevocably appoints Administrative Agent as its attorney-in-fact to do all things, during the continuance of a Default, which Grantor might otherwise do with respect to the Property and the Leases thereon, including, without limitation, (i) collecting Rents with or without suit and applying the same, less expenses of collection, to any of the Obligations secured hereunder or under the Loan Documents or to expenses of operating and maintaining the Property, at the option of the Administrative Agent, all in such manner as may be determined by Administrative Agent, (ii) leasing, in the name of Grantor, the whole or any part of the Property which may become vacant, and (iii) employing agents therefor and paying such agents reasonable compensation for their services. The powers and rights granted in this paragraph shall be in addition to (i) the other remedies herein provided for during the continuance of a Default and may be exercised independently of or concurrently with any of said remedies, and (ii) the powers, rights and remedies afforded an “Assignee” under and as defined in Chapter 64 of the Texas Property Code. Nothing in the foregoing shall be construed to impose any obligation upon Administrative Agent to exercise any power or right granted in this paragraph or to assume any liability under any Lease of any part of the Property and no liability shall attach to Administrative Agent for failure or inability to collect any Rents under any such Lease. The assignment contained in this Section shall become null and void upon the release of this Deed of Trust. As used herein: (i) “Lease” means each existing or future lease, sublease (to the extent of Grantor’s rights thereunder) or other agreement under the terms of which any person has or acquires any right to occupy or use the Property, or any part thereof, or interest therein, and each existing or future guaranty of payment or performance thereunder, and all extensions, renewals, modifications and replacements of each such lease, sublease, agreement or guaranty; and (ii) “Rents” means all of the rents, revenue, income, profits and proceeds derived and to be derived from the Property or arising from the use or enjoyment of any portion thereof or from any Lease, including but not limited to the proceeds from any negotiated lease termination or buyout of such Lease, liquidated damages following default under any such Lease, all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by damage to any part of the Property, all of Grantor’s rights to recover monetary amounts from any tenant in bankruptcy, including, without limitation, rights of recovery for use and occupancy and damage claims arising out of Lease defaults, including rejections, under any applicable Debtor Relief Law (hereinafter defined), together with any sums of money that may now or at any time hereafter be or become due and payable to Grantor by virtue of any and all royalties, overriding royalties, bonuses, delay rentals and any other amount of any kind or character arising under any and all present and all future oil, gas, mineral and mining leases covering the Property or any part thereof.

DEED OF TRUST (Alexan Southside)

Section 3.2           Covenants, Representations and Warranties Concerning Leases and Rents. Grantor covenants, represents and warrants that: (a) Grantor has (or will have upon the execution thereof) good title to, and is the owner of the entire landlord’s interest in, the Leases and Rents hereby assigned and Grantor has (or will have) authority to assign them; (b) upon execution thereof, all Leases will to the best of Grantor’s knowledge and belief be valid and enforceable, and in full force and effect, and unmodified except as stated therein; (c) unless otherwise stated in a Permitted Encumbrance, no Rents or Leases have been or will be assigned, mortgaged, pledged or otherwise encumbered and no other person has or will acquire any right, title or interest in such Rents or Leases; (d) no Rents have been or will be waived, released, discounted, set off or compromised except in the ordinary course of business, in the exercise of Grantor’s sound business judgment; (e) except as stated in the Leases, Grantor has not received any funds or deposits from any tenant for which credit has not already been made on account of accrued Rents; (f) following execution thereof, Grantor shall perform all of its obligations under the Leases and enforce the tenants’ obligations under the Leases to the extent enforcement is commercially reasonable under the circumstances; (g) Grantor will not without the prior written consent of Administrative Agent, enter into any Lease after the date hereof other than an Approved Lease, or waive, release, discount, set off, compromise, reduce or defer any Rent (except in the ordinary course of business, in the exercise of Grantor’s sound business judgment), receive or collect Rents more than three (3) months in advance, grant any rent-free period to any tenant greater than one quarter (1/4) of the lease term (e.g. three (3) months for a twelve (12) month lease), reduce any Lease term or waive, release or otherwise modify any other material obligation under any Lease (except in the ordinary course of business, in the exercise of Grantor’s sound business judgment), renew or extend any Lease except on then current market lease terms or in accordance with a right of the tenant thereto in such Lease, approve or consent to an assignment of a Lease or a subletting of any part of the premises covered by a Lease (except in the ordinary course of business and exercising sound business judgment), or settle or compromise any claim against a tenant under a Lease in bankruptcy or otherwise (except in the ordinary course of business and exercising sound business judgment); (h) Grantor will not, except in good faith where the tenant is in material default thereunder, or otherwise in the exercise of sound business judgment in the ordinary course of business, terminate or consent to the cancellation or surrender of any Lease unless promptly after the cancellation or surrender a new Lease of such premises is made with a new tenant, on substantially the same or better terms as the terminated or canceled Lease; (i) Grantor will not execute any Lease except in accordance with the Loan Documents and for actual occupancy by the tenant thereunder (except for the periodic occupancy by corporate business employees or, for up to ten percent (10%) of the total number of units or such greater number as Administrative Agent approves, as “corporate units” allowing for re-leasing to others on a short-term basis); (j) Grantor shall give prompt notice to Administrative Agent, as soon as Grantor first obtains notice, of any material claim, or the commencement of any material action, by any tenant or subtenant under or with respect to a Lease regarding any claimed damage, default, diminution of or offset against Rent, cancellation of the Lease, or constructive eviction, excluding, however, notices of default under residential Leases and cancellations in the ordinary course of business, and Grantor shall defend, at Grantor’s expense, any proceeding pertaining to any Lease, including, if Administrative Agent so requests, any such proceeding to which Administrative Agent is a party; (k) following Completion, monthly (on or before the 20th day of each month), Grantor shall deliver to Administrative Agent a complete rent roll of the Property in such detail as Administrative Agent may reasonably require in accordance with the requirements of the Construction Loan Agreement; (l) promptly upon request by Administrative Agent, Grantor shall deliver to Administrative Agent certified copies of executed originals of all then-existing Leases and copies of all records relating thereto; (m) there shall be no merger of the leasehold estates, created by the Leases, with the fee estate of the Land without the prior written consent of Administrative Agent; and (n) Administrative Agent may at any time and from time to time by specific written instrument intended for the purpose, unilaterally subordinate the lien of this Deed of Trust to any Lease, without joinder or consent of, or notice to, Grantor, any tenant or any other person, and notice is hereby given to each tenant under a Lease of such right to subordinate. No such subordination shall constitute a subordination to any lien or other encumbrance, whenever arising, or improve the right of any junior lienholder; and nothing herein shall be construed as subordinating this Deed of Trust to any Lease.

DEED OF TRUST (Alexan Southside)

Section 3.3           No Liability of Administrative Agent or Lenders. Administrative Agent’s acceptance of this assignment on behalf of all Lenders shall not be deemed to constitute Administrative Agent or Lenders a “mortgagee in possession,” nor obligate Administrative Agent or Lenders to appear in or defend any proceeding relating to any Lease or to the Property, or to take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under any Lease, or assume any obligation for any deposit delivered to Grantor by any tenant and not as such delivered to and accepted by Administrative Agent. Neither Administrative Agent nor any Lender shall be liable for any injury or damage to person or property in or about the Property, or for Administrative Agent’s failure to collect or to exercise diligence in collecting Rents, but shall be accountable only for Rents that it shall actually receive. Neither the assignment of Leases and Rents nor enforcement of Administrative Agent’s rights regarding Leases and Rents (including collection of Rents) nor possession of the Property by Administrative Agent nor Administrative Agent’s consent to or approval of any Lease (nor all of the same), shall render Administrative Agent or any Lender liable on any obligation under or with respect to any Lease or constitute affirmation of, or any subordination to, any Lease, occupancy, use or option. If Administrative Agent seeks or obtains any judicial relief regarding Rents or Leases, the same shall in no way prevent the concurrent or subsequent employment of any other appropriate rights or remedies nor shall same constitute an election of judicial relief for any foreclosure or any other purpose. Administrative Agent and Lenders neither have nor assume any obligations as lessor or landlord with respect to any Lease. The rights of Administrative Agent under this Article 3 shall be cumulative of all other rights of Administrative Agent and Lenders under the Loan Documents or otherwise.

ARTICLE 4

Default

Section 4.1           Events of Default. The occurrence of any one of the following shall be a default under this Deed of Trust (“Default”):

(a)          Failure to Pay Secured Indebtedness. Any of the principal or interest due on the Notes is not paid when due, whether on the scheduled due date or upon acceleration at maturity or otherwise, or any of the other Secured Indebtedness is not paid within ten (10) days after notice from Administrative Agent that it is due. Notwithstanding the foregoing, Grantor shall have the limited right, exercisable no more than three (3) times in any calendar year, to pay any principal or interest due on the Notes within five (5) days after the same became due and payable thereunder, before the same shall constitute a Default.

(b)          Nonperformance of Covenants. Any covenant, agreement or condition herein or in any other Loan Document (other than covenants otherwise addressed in another paragraph of this Section, such as covenants to pay the Secured Indebtedness) is not fully and timely performed, observed or kept, and such failure is not cured within the applicable notice and cure period (if any) provided for herein or in such other Loan Document, or, if this Deed of Trust or such other Loan Document does not provide for such a notice or grace period, within thirty (30) days after written notice and demand by Administrative Agent for the performance of such covenant, agreement or condition (or if such failure cannot be cured within that original thirty (30) day period and Grantor delivers written notice to Administrative Agent promptly within that original thirty (30) day period of Grantor’s intention and proposed steps to cure the failure with due diligence, promptly institutes curative action within that original thirty (30) day period and diligently pursues same, Grantor shall have such additional period of time, not exceeding forty-five (45) days next following the end of the original thirty (30) day period, as shall be necessary to effect the cure); provided, however, that (i) there shall be no obligation of Administrative Agent to give any such notice and no right of Grantor to cure under this paragraph if the event or condition is addressed in any other paragraph of this Section 4.1 or is intentionally caused by Grantor, including but not limited to the failure of Grantor to keep the Property and the Rents free and clear of consensual liens, security interests and assignments not approved in writing in advance by Administrative Agent, and (ii) if the breach or failure which causes a Default hereunder is solely related to a default under a Guaranty, such breach or failure shall be deemed cured if, within twenty (20) days after the occurrence of such Default, Grantor causes a Substitute Guaranty to be delivered by a Replacement Guarantor.

DEED OF TRUST (Alexan Southside)

(c)          Default under other Loan Documents. The occurrence of a Default (after taking into consideration applicable notice, grace and cure periods) under any other Loan Document, including an Event of Default as defined in any Swap Contract relating to any Swap Transaction.

(d)          Representations. Any statement, representation or warranty in any of the Loan Documents, or in any financial statement or any other writing heretofore or hereafter delivered to Administrative Agent in connection with the Secured Indebtedness is, to the best of Grantor’s knowledge, false, misleading or erroneous in any material respect on the date hereof or on the date as of which such statement, representation or warranty is made (except as a result of Changes in Facts and Circumstances) and Grantor fails to take curative action necessary to make such statement, representation or warranty true within the applicable notice or grace period, or, if such notice or grace period is not provided for, within thirty (30) days after written notice and demand by Administrative Agent to Grantor objecting to such statement, representation or warranty not being true and correct (or if such failure cannot be cured within that original thirty (30) day period and Grantor delivers written notice to Administrative Agent promptly within that original thirty (30) day period of Grantor’s intention and proposed steps to cure the failure with due diligence, promptly institutes curative action within that original thirty (30) day period and diligently pursues same, Grantor shall have such additional period of time, not exceeding forty-five (45) days next following the end of the original thirty (30) day period, as shall be necessary to effect the cure).

(e)          Bankruptcy or Insolvency. Grantor or a Guarantor (or any general partner or member of Grantor or a Guarantor) (unless, with respect to any Guarantor, or any general partner of a Guarantor, (i) the remaining Guarantors collectively are in compliance with the requirements of Section 29 of the Guaranties, after affording Guarantors and Grantor the right to correct deficiencies provided in Section 29(b) of the Guaranties), or (ii) within twenty (20) days after the occurrence of such Default, Grantor causes a Substitute Guaranty to be delivered by a Replacement Guarantor):

(i)          (A) Executes a general assignment for the benefit of creditors, or takes any action in furtherance thereof; or (B) admits in a legal proceeding its inability to pay, or fails to pay, its debts generally as they become due; or (C) as a debtor, files a petition, case, proceeding or other action pursuant to, or voluntarily seeks the benefit or benefits of, Title 11 of the United States Code as now or hereafter in effect or any other federal, state or local law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement, composition, extension or adjustment of debts, or similar laws affecting the rights of creditors (Title 11 of the United States Code and such other laws being herein called “Debtor Relief Laws”), or takes any action in furtherance thereof; or (D) seeks the appointment of a receiver, trustee, custodian or liquidator of the Property or any part thereof or of any significant portion of its other property; or

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(ii)         Suffers the filing of a petition, case, proceeding or other action against it as a debtor under any Debtor Relief Law or seeking appointment of a receiver, trustee, custodian or liquidator of the Property or any part thereof or of any significant portion of its other property, and (A) admits, acquiesces in or fails to contest diligently the material allegations thereof, or (B) the petition, case, proceeding or other action results in entry of any order for relief or order granting relief sought against it, or (C) in a proceeding under Debtor Relief Laws, the case is converted from one chapter to another, or (D) fails to have the petition, case, proceeding or other action permanently dismissed or discharged on or before the earlier of trial thereon or sixty (60) days next following the date of its filing; or

(iii)        In the case of Grantor only, conceals, removes, or permits to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or makes any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or suffers or permits, while insolvent, any creditor to obtain a lien (other than as described in subparagraph (iv) below) upon any of its property through legal proceedings which are not vacated and such lien discharged prior to enforcement thereof and in any event within sixty (60) days from the date thereof; or

(iv)        In the case of Grantor only, fails to have discharged within a period of thirty (30) days any attachment, sequestration, or similar writ levied upon any of its property (except liens being contested in accordance with this Deed of Trust); or

(v)         In the case of Grantor only, fails to pay within thirty (30) days after the date a money judgment in excess of $500,000 becomes final and non-appealable.

(f)          Transfer of the Property. Any sale, lease, conveyance, assignment, pledge, encumbrance, or transfer of all or any part of the Property or any interest therein, voluntarily or involuntarily, whether by operation of law or otherwise (except through theft or condemnation, which is subject to subsection (l) below), except: (i) sales or transfers of items of the Accessories which have been damaged or become obsolete or worn beyond practical use and which have been replaced by adequate substitutes, owned by Grantor, having a value equal to or greater than the replaced items; (ii) the grant, in the ordinary course of business, of a leasehold interest in a part of the Improvements to a tenant, not containing a right or option to purchase and not in contravention of any provision of this Deed of Trust or of any other Loan Document; and (iii) creation of a Permitted Encumbrance. Administrative Agent may, in its sole discretion, waive a default under this paragraph, but it shall have no obligation to do so, and any waiver may be conditioned upon such one or more of the following (if any) which Administrative Agent may require: the grantee’s integrity, reputation, character, creditworthiness and management ability being satisfactory to Administrative Agent in its sole judgment and grantee executing, prior to such sale or transfer, a written assumption agreement containing such terms as Administrative Agent may require, a principal paydown on the Notes, an increase in the rate of interest payable under the Notes, a transfer fee, a modification of the term of the Notes, and any other modification of the Loan Documents which Administrative Agent may require. NOTICE - THE DEBT SECURED HEREBY IS SUBJECT TO CALL IN FULL AND ANY AND ALL SWAP TRANSACTIONS ARE SUBJECT TO TERMINATION, OR THE TERMS THEREOF BEING MODIFIED IN THE EVENT OF SALE OR CONVEYANCE OF THE PROPERTY CONVEYED.

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(g)          Transfer of Ownership of Grantor. Other than a Permitted Transfer, the sale, pledge, encumbrance, assignment or transfer, voluntarily or involuntarily, whether by operation of law or otherwise, of any interest in Grantor (if Grantor is not a natural person but is a corporation, partnership, limited liability company, trust or other legal entity), without the prior written consent of Administrative Agent (including, without limitation, if Grantor is a partnership, the withdrawal from or admission into it of any general partner).

(h)          Grant of Easement, Etc. Without the prior written consent of Administrative Agent, Grantor grants any easement or dedication, files any plat, condominium declaration, or restriction, or otherwise encumbers the Property (except through Permitted Encumbrances), or seeks or permits any zoning reclassification or variance, unless such action is expressly permitted by the Loan Documents or does not affect the Property.

(i)          Abandonment. The owner of the Property abandons any of the Property except Accessories which have been damaged or become obsolete or worn beyond practical use and which have been replaced by adequate substitutes, owned by Grantor having a value equal to or greater than the replaced item.

(j)          Default Under Other Lien. A default or event of default (after taking into consideration applicable notice, grace and cure periods) occurs under any lien, security interest or assignment covering the Property or any part thereof (whether or not Administrative Agent has consented, and without hereby implying Administrative Agent’s consent, to any such lien, security interest or assignment not created hereunder), or the holder of any such lien, security interest or assignment institutes foreclosure or other proceedings for the enforcement of its remedies thereunder which are not dismissed or stayed within thirty (30) days.

(k)          Destruction. Other than in connection with the Demolition, the Property is so demolished, destroyed or damaged that, in the reasonable opinion of Administrative Agent in accordance with the terms of Section 2.1(d) of this Deed of Trust, it cannot be restored or rebuilt with available funds to a profitable condition within a reasonable period of time and in any event, prior to the final maturity date of the Notes.

(l)          Intentionally Deleted.

(m)        Liquidation, Etc. The liquidation, termination, dissolution, merger, consolidation or failure to maintain good standing in the state of incorporation or organization and, if required, the state where the Property is located of the Grantor (unless such failure to maintain good standing is corrected within five (5) days of Grantor’s receipt of notice thereof), any owner of the Property or any person obligated to pay any part of the Secured Indebtedness (unless, with respect to a Guarantor, the remaining Guarantors (including any person who succeeds to the obligations of a Guarantor through any such merger or consolidation) continue to satisfy the financial covenants applicable to the Guarantors as a group pursuant to Section 29 of the Guaranties) or Grantor causes a Substitute Guaranty to be delivered by a Replacement Guarantor.

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(n)          Enforceability; Priority. Any Loan Document executed by Grantor or a Guarantor shall for any reason without Administrative Agent’s specific written consent cease to be in full force and effect, or shall be declared null and void or unenforceable in whole or in part, or the validity or enforceability thereof, in whole or in part, shall be challenged or denied by any party thereto other than Trustee, Administrative Agent or a Lender; or the liens, mortgages or security interests of Administrative Agent on behalf of the Lenders in any of the Property become unenforceable in whole or in part, or cease to be of the priority herein required, or the validity or enforceability thereof, in whole or in part, shall be challenged or denied by Grantor or any person obligated to pay any part of the Secured Indebtedness.

(o)          Other Indebtedness. A default or event of default (after taking into consideration applicable notice, grace and cure periods) occurs under any document executed and delivered in connection with any other indebtedness of Grantor to Lenders.

(p)          Ground Lease. A default or event of default by Grantor under the Ground Lease, subject to applicable notice and cure periods of Grantor therein.

Section 4.2           Notice and Cure. If any provision of this Deed of Trust or any other Loan Document provides for Administrative Agent to give to Grantor any notice regarding a default or incipient default, then if Administrative Agent shall fail to give such notice to Grantor as provided, the sole and exclusive remedy of Grantor for such failure shall be to seek appropriate equitable relief to enforce the agreement to give such notice and to have any acceleration of the maturity of the Notes and the Secured Indebtedness postponed or revoked and foreclosure proceedings in connection therewith delayed or terminated pending or upon the curing of such default in the manner and during the period of time permitted by such agreement, if any, and Grantor shall have no right to damages or any other type of relief not herein specifically set out against Administrative Agent or Lenders, all of which damages or other relief are hereby waived by Grantor. Nothing in this Section shall limit Grantor’s remedies (including its rights to damages) for any failure of Administrative Agent or Lenders to advance funds under the Loan in accordance with the Construction Loan Agreement. Nothing herein or in any other Loan Document shall operate or be construed to add on or make cumulative any cure or grace periods specified in any of the Loan Documents.

ARTICLE 5

Remedies

Section 5.1           Certain Remedies. If a Default shall occur and not be waived by Administrative Agent and/or Lenders as applicable, Administrative Agent may (but shall have no obligation to) exercise any one or more of the following remedies, without notice (unless notice is required by applicable Law):

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(a)          Acceleration; Termination. Administrative Agent may at any time and from time to time declare any or all of the Secured Indebtedness immediately due and payable and Swap Bank may terminate any and all Swap Transactions. Upon any such declaration, such Secured Indebtedness shall thereupon be immediately due and payable, and such Swap Transactions shall immediately terminate, without presentment, demand, protest, notice of protest, notice of acceleration or of intention to accelerate or any other notice or declaration of any kind, all of which are hereby expressly waived by Grantor. Without limitation of the foregoing, upon the occurrence of a Default described in clauses (A), (C) or (D) of subparagraph (i) of paragraph (e) of Section 4.1, hereof, all of the Secured Indebtedness shall thereupon be immediately due and payable, without presentment, demand, protest, notice of protest, declaration or notice of acceleration or intention to accelerate, or any other notice, declaration or act of any kind, all of which are hereby expressly waived by Grantor.

(b)          Enforcement of Assignment of Rents. In addition to the rights of Administrative Agent under Article 3 hereof, prior or subsequent to taking possession of any portion of the Property or taking any action with respect to such possession, Administrative Agent may: (1) collect and/or sue for the Rents in Administrative Agent’s own name, give receipts and releases therefor, and after deducting all reasonable expenses of collection, including reasonable attorneys’ fees and expenses, apply the net proceeds thereof to the Secured Indebtedness in such manner and order as Administrative Agent may elect and/or to the operation and management of the Property, including the payment of reasonable management, brokerage and attorney’s fees and expenses; and (2) require Grantor to transfer all security deposits and records thereof to Administrative Agent together with original counterparts of the Leases, upon which transfer Administrative Agent shall be responsible for returning such deposits to tenants.

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(c)          Foreclosure. Upon the occurrence of a Default, Trustee, or its successor or substitute, is authorized and empowered and it shall be his special duty at the request of Administrative Agent to sell the Property or any part thereof situated in the State of Texas, at the courthouse of any county (whether or not the counties in which the Property is located are contiguous, if the Property is located in more than one county) in the State of Texas in which any part of the Property is situated, at public venue to the highest bidder for cash between the hours of ten o’clock a.m. and four o’clock p.m. on the first Tuesday in any month or at such other place, time and date as provided by the statutes of the State of Texas then in force governing sales of real estate under powers of sale conferred by deed of trust, after having given notice of such sale in accordance with such statutes. Any sale made by Trustee hereunder may be as an entirety or in such parcels as Administrative Agent may request. To the extent permitted by applicable Law, any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by Law. The sale by Trustee of less than the whole of the Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sales under such power until the whole of the Property shall be sold; and, if the proceeds of such sale of less than the whole of the Property shall be less than the aggregate of the Secured Indebtedness and the expense of executing this trust as provided herein, this Deed of Trust and the lien hereof shall remain in full force and effect as to the unsold portion of the Property just as though no sale had been made; provided, however, that Grantor shall never have any right to require the sale of less than the whole of the Property but Administrative Agent shall have the right, at its sole election, to request Trustee to sell less than the whole of the Property. Trustee may, after any request or direction by Administrative Agent, sell not only the real property but also the Collateral and other interests which are a part of the Property, or any part thereof, as a unit and as a part of a single sale, or may sell any part of the Property separately from the remainder of the Property. It shall not be necessary for Trustee to have taken possession of any part of the Property or to have present or to exhibit at any sale any of the Collateral. After each sale, Trustee shall make to the purchaser or purchasers at such sale good and sufficient conveyances in the name of Grantor, conveying the property so sold to the purchaser or purchasers with general warranty of title by Grantor, subject to the Permitted Encumbrances (and to such Leases and other matters, if any, as Trustee may elect upon request of Administrative Agent), and shall receive the proceeds of said sale or sales and apply the same as herein provided. Payment of the purchase price to the Trustee shall satisfy the obligation of purchaser at such sale therefor, and such purchaser shall not be responsible for the application thereof. The power of sale granted herein shall not be exhausted by any sale held hereunder by Trustee or his substitute or successor, and such power of sale may be exercised from time to time and as many times as Administrative Agent may deem necessary until all of the Property has been duly sold and all Secured Indebtedness has been fully paid. In the event any sale hereunder is not completed or is defective in the opinion of Administrative Agent, such sale shall not exhaust the power of sale hereunder and Administrative Agent shall have the right to cause a subsequent sale or sales to be made hereunder. Any and all statements of fact or other recitals made in any deed or deeds or other conveyances given, by Trustee or any successor or substitute appointed hereunder as to nonpayment of the Secured Indebtedness or as to the occurrence of any Default, or as to Administrative Agent’s having declared all of said Secured Indebtedness to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and the properties to be sold having been duly given, or as to the refusal, failure or inability to act of Trustee or any substitute or successor trustee, or as to the appointment of any substitute or successor trustee, or as to any other act or thing having been duly done by Administrative Agent or by such Trustee, substitute or successor, shall be taken as prima facie evidence of the truth of the facts so stated and recited. The Trustee or his successor or substitute may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee, including the posting of notices and the conducting of sales, but in the name and on behalf of Trustee, its successor or substitute. If Trustee or its successor or substitute shall have given notice of sale hereunder, any successor or substitute Trustee thereafter appointed may complete the sale and the conveyance of the property pursuant thereto as if such notice had been given by the successor or substitute Trustee conducting the sale.

(i)          Expenses of Trustee’s Sale or Foreclosure. All reasonable fees, costs and expenses of any kind incurred by Administrative Agent on behalf of the Lenders in connection with foreclosure of this Deed of Trust, including, without limitation, insurance, repairs, appraisals, maintenance, inspection and testing fees, receivers’ and management fees, leasing and sales commissions, advertising costs and expenses, taxes, impositions, charges and assessments, environmental audits, environmental studies and reports, environmental tests and remediation costs, surveys, engineering studies and reports, engineering fees and expenses, soils tests, space planning costs and expenses, contractors’ fees, expert witness fees and expenses, copying charges, costs for title searches, commitments and examinations, title insurance premiums and expenses, filing and recording fees, all reasonable costs, fees, or expenses incurred by Administrative Agent to maintain, preserve, and protect the Property, and any other costs or fees authorized in any Loan Document, and all costs of any receivership for the Property as advanced by Administrative Agent and the other Lenders, and all reasonable attorneys’ and consultants’ fees incurred by Administrative Agent, costs and expenses related to documentary and expert evidence, stenographers’ charges, all costs related to any bankruptcy proceeding initiated by or against Grantor, or which otherwise affects the Property or any interests or rights related thereto, as Trustee or Administrative Agent may deem necessary either to prosecute such suit or to evidence to bidders at the sales that may be had pursuant to such proceedings or the true conditions of the title to or the value of the Property, shall constitute a part of the Secured Indebtedness and may be included as part of the amount owing from Grantor to Administrative Agent and the other Lenders at any foreclosure sale.

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(ii)         Insurance Upon Foreclosure. In case of an insured loss after judicial foreclosure or Trustee’s sale proceedings have been instituted, the proceeds of any insurance policy or policies, if not applied to rebuilding or restoring the buildings or improvements, shall be used to pay the amount due upon the Secured Indebtedness.

(iii)        No Conflict. Nothing in this Section 5.1(c) dealing with foreclosure procedures or specifying particular actions to be taken by Administrative Agent or by Trustee or any similar officer shall be deemed to contradict or add to the requirements and procedures now or hereafter specified by Texas law, and any such inconsistency shall be resolved in favor of Texas law applicable at the time of foreclosure.

(d)          Uniform Commercial Code. Without limitation of Administrative Agent’s rights of enforcement with respect to the Collateral or any part thereof in accordance with the procedures for foreclosure of real estate, Administrative Agent on behalf of Lenders may exercise its rights of enforcement with respect to the Collateral or any part thereof under the UCC, as in effect from time to time, as amended (or under the Uniform Commercial Code in force, from time to time in any other state to the extent the same is applicable Law) and in conjunction with, in addition to or in substitution for those rights and remedies:

(1)         Administrative Agent may enter upon Grantor’s premises to take possession of, assemble and collect the Collateral or, to the extent and for those items of the Collateral permitted under applicable Law, to render it unusable;

(2)         Administrative Agent may require Grantor to assemble the Collateral and make it available at a place Administrative Agent designates which is mutually convenient to allow Administrative Agent to take possession or dispose of the Collateral;

(3)         written notice mailed to Grantor as provided herein at least ten (10) days prior to the date of public sale of the Collateral or prior to the date after which private sale of the Collateral will be made shall constitute reasonable notice; provided that, if Administrative Agent fails to comply with this clause (3) in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC, as in effect from time to time (or under the Uniform Commercial Code, in force from time to time, in any other state to the extent the same is applicable Law);

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(4)         any sale made pursuant to the provisions of this paragraph shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with and upon the same notice as required for the sale of the Property under power of sale as provided in paragraph (c) above in this Section 5.1;

(5)         in the event of a foreclosure sale, whether made by Trustee under the terms hereof or under judgment of a court, the Collateral and the other Property may, at the option of Administrative Agent, be sold as a whole;

(6)         it shall not be necessary that Administrative Agent take possession of the Collateral or any part thereof prior to the time that any sale pursuant to the provisions of this Section 5.1(c) is conducted and it shall not be necessary that the Collateral or any part thereof be present at the location of such sale;

(7)         with respect to application of proceeds from disposition of the Collateral under this Section 5.1 hereof, the costs and expenses incident to disposition shall include the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorneys’ fees and legal expenses (including, without limitation, the allocated costs for in-house legal services) incurred by Administrative Agent;

(8)         any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of the Secured Indebtedness or as to the occurrence of any Default, or as to Administrative Agent having declared all of such Secured Indebtedness to be due and payable, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to any other act or thing having been duly done by Administrative Agent or Lenders, shall be taken as prima facie evidence of the truth of the facts so stated and recited;

(9)         Administrative Agent may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Administrative Agent, including the sending of notices and the conduct of the sale, but in the name and on behalf of Administrative Agent;

(10)        Administrative Agent may comply with any applicable Laws in connection with a disposition of the Collateral, and such compliance will not be considered to affect adversely the commercial reasonableness of any sale of the Collateral;

(11)        Administrative Agent may sell the Collateral without giving any warranties as to the Collateral, and specifically disclaim all warranties including, without limitation, warranties relating to title, possession, quiet enjoyment and the like, and all warranties of quality, merchantability and fitness for a specific purpose, and this procedure will not be considered to affect adversely the commercial reasonableness of any sale of the Collateral;

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(12)        Grantor acknowledges that a private sale of the Collateral may result in less proceeds than a public sale (but such acknowledgement does not authorize a private sale except when allowed by the UCC); and

(13)        Grantor acknowledges that the Collateral may be sold at a loss to Grantor, and that, in such event, Administrative Agent shall have no liability or responsibility to Grantor for such loss so long as Administrative Agent has acted as allowed by this Deed of Trust, the UCC and other applicable Laws.

(e)          Lawsuits. Administrative Agent may proceed by a suit or suits in equity or at law, whether for collection of the Secured Indebtedness, the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Property under the judgment or decree of any court or courts of competent jurisdiction.

(f)          Entry on Property. Administrative Agent is authorized, prior or subsequent to the institution of any foreclosure proceedings, to the fullest extent permitted by applicable Law, to enter upon the Property, or any part thereof, and to take possession of the Property and all books and records, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics relating thereto, and to exercise without interference from Grantor any and all rights which Grantor has with respect to the management, possession, operation, protection or preservation of the Property. Administrative Agent shall not be deemed to have taken possession of the Property or any part thereof except upon the exercise of its right to do so, and then only to the extent evidenced by its demand and overt act specifically for such purpose. All reasonable costs, expenses and liabilities of every character incurred by Administrative Agent in managing, operating, maintaining, protecting or preserving the Property shall constitute a demand obligation of Grantor (which obligation Grantor hereby promises to pay) to Administrative Agent pursuant to this Deed of Trust. If necessary to obtain the possession provided for above, Administrative Agent may invoke any and all legal remedies to dispossess Grantor. In connection with any action taken by Administrative Agent pursuant to this Section 5.1(f), neither Administrative Agent nor any Lender shall be liable for any loss sustained by Grantor resulting from any failure to let the Property or any part thereof, or from any act or omission of Administrative Agent in managing the Property unless such loss is caused by the gross negligence or willful misconduct of Administrative Agent, nor shall Administrative Agent or any Lender be obligated to perform or discharge any obligation, duty or liability of Grantor arising under any Lease or other agreement relating to the Property or arising under any Permitted Encumbrance or otherwise arising. Grantor hereby assents to, ratifies and confirms any and all actions of Administrative Agent with respect to the Property taken under this Section unless by the gross negligence or willful misconduct of Administrative Agent.

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(g)          Receiver. Administrative Agent shall as a matter of right be entitled to the appointment of a receiver or receivers for all or any part of the Property, whether such receivership be incident to a proposed sale (or sales) of such property or otherwise, and without regard to the value of the Property or the solvency of any person or persons liable for the payment of the Secured Indebtedness, and Grantor does hereby irrevocably consent to the appointment of such receiver or receivers, waives notice of such appointment, of any request therefor or hearing in connection therewith, and any and all defenses to such appointment, agrees not to oppose any application therefor by Administrative Agent, and agrees that such appointment shall in no manner impair, prejudice or otherwise affect the rights of Administrative Agent to application of Rents as provided in this Deed of Trust. Nothing herein is to be construed to deprive Administrative Agent on behalf of Lenders of any other right, remedy or privilege it may have under the Law to have a receiver appointed. Any money advanced by Administrative Agent on behalf of Lenders in connection with any such receivership shall be a demand obligation (which obligation Grantor hereby promises to pay) owing by Grantor to Administrative Agent on behalf of Lenders pursuant to this Deed of Trust.

(h)          Termination of Commitment to Lend. Administrative Agent may terminate any commitment or obligation to lend or disburse funds under any Loan Document or enter into any other credit arrangement to or for the benefit of Grantor.

(i)          Other Rights and Remedies. Administrative Agent may exercise any and all other rights and remedies which Administrative Agent may have under the Loan Documents, or at Law or in equity or otherwise.

Section 5.2           Proceeds of Power of Sale or Foreclosure. The proceeds of any sale held by Trustee or Administrative Agent or any receiver or public officer in foreclosure of the liens and security interests evidenced hereby shall be applied in accordance with the requirements of applicable Laws and to the extent consistent therewith, FIRST, to the payment of all necessary costs and expenses incident to such foreclosure sale, including but not limited to all reasonable attorneys’ fees and legal expenses, advertising costs, auctioneer’s fees, costs of title rundowns and lien searches, inspection fees, appraisal costs, fees for professional services, environmental assessment and remediation fees, insurance fees, costs of repairs, maintenance, inspection and testing fees, receivers and management fees, leasing and sales commissions, advertising costs and expenses, taxes and assessments, surveys, engineering studies and reports, engineering fees and expenses, soils tests, space planning costs and expenses, contractors fees, all other costs incurred by Administrative Agent to maintain, preserve and protect the Property, all court costs and charges of every character, and to the payment of the other Secured Indebtedness, including specifically without limitation the principal, accrued interest and reasonable attorneys’ fees due and unpaid on the Notes and the amounts due and unpaid and owed to Administrative Agent and/or Lenders under the Construction Loan Agreement, this Deed of Trust, any Swap Transaction, or any other Loan Document (all with interest at the rate per annum provided in the Notes for interest on past due principal owed on the Notes, but never in excess of the maximum nonusurious amount permitted by applicable Law, which interest shall be payable to Administrative Agent for the benefit of all Lenders on demand; and all such amounts, together with such interest thereon, shall automatically and without notice be a part of the Secured Indebtedness), the order and manner of application to the items in this clause FIRST to be in the sole discretion of Administrative Agent; and SECOND, the remainder, if any there shall be, shall be paid to Grantor, or to Grantor’s heirs, devisees, representatives, successors or assigns, or such other persons (including the holder or beneficiary of any inferior lien) as may be entitled thereto by Law; provided, however, that if Administrative Agent is uncertain which person or persons are so entitled, Administrative Agent may interplead such remainder in any court of competent jurisdiction, and the amount of any reasonable attorneys’ fees, court costs and expenses incurred in such action shall be a part of the Secured Indebtedness and shall be reimbursable (without limitation) from such remainder.

DEED OF TRUST (Alexan Southside)

Section 5.3           Administrative Agent as Purchaser. Administrative Agent for the ratable benefit of Lenders shall have the right to become the purchaser at any sale held by Trustee or substitute or successor or by any receiver or public officer or at any public sale, and Administrative Agent for the ratable benefit of Lenders shall have the right to credit upon the amount of Administrative Agent’s successful bid, to the extent necessary to satisfy such bid, all or any part of the Secured Indebtedness in such manner and order as Administrative Agent may elect.

Section 5.4           Foreclosure as to Matured Debt. Upon the occurrence of a Default, Administrative Agent, subject to the rights of Required Lenders (as defined in the Construction Loan Agreement) shall have the right to proceed with foreclosure (judicial or nonjudicial) of the liens and security interests hereunder without declaring the entire Secured Indebtedness due, and in such event any such foreclosure sale may be made subject to the unmatured part of the Secured Indebtedness; and any such sale shall not in any manner affect the unmatured part of the Secured Indebtedness, but as to such unmatured part this Deed of Trust shall remain in full force and effect just as though no sale had been made. The proceeds of such sale shall be applied as provided in Section 5.2 hereof except that the amount paid under clause FIRST thereof shall be only the matured portion of the Secured Indebtedness the remainder, if any, shall be applied as provided in clause SECOND of Section 5.2 hereof. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Secured Indebtedness.

Section 5.5           Remedies Cumulative. All rights and remedies provided for herein and in any other Loan Document are cumulative of each other and of any and all other rights and remedies existing at law or in equity, and Trustee and Administrative Agent and Lenders shall, in addition to the rights and remedies provided herein or in any other Loan Document, be entitled to avail themselves of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the Secured Indebtedness and the enforcement of the covenants herein and the foreclosure of the liens and security interests evidenced hereby, and the resort to any right or remedy provided for hereunder or under any such other Loan Document or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate right or rights or remedy or remedies.

Section 5.6           Discretion as to Security. Administrative Agent on behalf of Lenders may resort to any security given by this Deed of Trust or to any other security now existing or hereafter given to secure the payment of the Secured Indebtedness, in whole or in part, and in such portions and in such order as may seem best to Administrative Agent in its sole and uncontrolled discretion (but subject to any agreements between Administrative Agent and the Lenders applicable thereto in the Construction Loan Agreement), and any such action shall not in anywise be considered as a waiver of any of the rights, benefits, liens or security interests evidenced by this Deed of Trust.

DEED OF TRUST (Alexan Southside)

Section 5.7           Grantor’s Waiver of Certain Rights. To the full extent Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any Law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, homestead, moratorium, reinstatement, marshaling or forbearance, and Grantor, for Grantor, Grantor’s heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Property, to the extent permitted by applicable Law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of intention to mature or declare due the whole of the Secured Indebtedness, notice of election to mature or declare due the whole of the Secured Indebtedness and all rights to a marshaling of assets of Grantor, including the Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and/or security interests hereby created. Grantor shall not have or assert any right under any statute or rule of Law, pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatsoever to defeat, reduce or affect the right of Administrative Agent and Lenders under the terms of this Deed of Trust to a sale of the Property for the collection of the Secured Indebtedness without any prior or different resort for collection, or the right of Administrative Agent and Lenders under the terms of this Deed of Trust to the payment of the Secured Indebtedness out of the proceeds of sale of the Property in preference to every other claimant whatsoever. Grantor waives any right or remedy which Grantor may have or be able to assert pursuant to any provision of any statute or rule of law, including Chapter 43 of the Texas Civil Practice and Remedies Code, pertaining to the rights and remedies of sureties. If any Law referred to in this Section and now in force, of which Grantor or Grantor’s heirs, devisees, representatives, successors or assigns or any other persons claiming any interest in the Property might take advantage despite this Section, shall hereafter be repealed or cease to be in force, such Law shall not thereafter be deemed to preclude the application of this Section.

Section 5.8           Delivery of Possession After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale, Grantor or Grantor’s heirs, devisees, representatives, or successors as owners of the Property are occupying or using the Property, or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of purchaser, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser; and to the extent permitted by applicable Law, the purchaser at such sale shall, notwithstanding any language herein apparently to the contrary, have the sole option to demand immediate possession following the sale or to permit the occupants to remain as tenants at will. After such foreclosure, any Leases to tenants or subtenants that are subject to this Deed of Trust (either by their date, their express terms, or by agreement of the tenant or subtenant) shall, at the sole option of Administrative Agent or any purchaser at such sale, either (i) continue in full force and effect, and the tenant(s) or subtenant(s) thereunder will, upon request, attorn to and acknowledge in writing to the purchaser or purchasers at such sale or sales as landlord thereunder, or (ii) upon notice to such effect from Administrative Agent, the Trustee or any purchaser or purchasers, terminate within thirty (30) days from the date of sale. In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the Property (such as an action for forcible detainer) in any court having jurisdiction.

DEED OF TRUST (Alexan Southside)

Section 5.9           Effective as Deed of Trust. This Deed of Trust shall be effective as a mortgage as well as a deed of trust and upon the occurrence of a default may be foreclosed as to any of the Property in any manner permitted by applicable Law, and any foreclosure suit may be brought by Trustee or by Administrative Agent; and to the extent, if any, required to cause this instrument to be so effective as a mortgage as well as a Deed of Trust, Grantor hereby mortgages the Property to Administrative Agent, on behalf of the Lenders. In the event a foreclosure hereunder shall be commenced by Trustee, or his substitute or successor, Administrative Agent may at any time before the sale of the Property direct Trustee to abandon the sale, and may then institute suit for the collection of the Notes and/or any other secured indebtedness, and for the foreclosure of this Deed of Trust. It is agreed that if Administrative Agent should institute a suit for the collection of the Notes or any other secured indebtedness and for the foreclosure of this Deed of Trust, Administrative Agent may at any time before the entry of a final judgment in said suit dismiss the same, and require Trustee, his substitute or successor to sell the Property in accordance with the provisions of this Deed of Trust.

ARTICLE 6

Miscellaneous

Section 6.1           Scope of Deed of Trust. This Deed of Trust is a deed of trust and mortgage of both real and personal property, a security agreement, an assignment of rents and leases, a financing statement and fixture filing and a collateral assignment, and also covers proceeds and fixtures.

Section 6.2           Effective as a Financing Statement. This Deed of Trust shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property and is to be filed for record in the real estate records of each county where any part of the Property (including said fixtures) is situated. This Deed of Trust shall also be effective as a financing statement covering as-extracted collateral (including oil and gas), accounts and general intangibles (under the UCC, as, in effect from time to time, and the Uniform Commercial Code, as in effect from time to time, in any other state where the Property is situated) which will be financed at the wellhead or minehead of the wells or mines located on the Property and is to be filed for record in the real estate records of each county where any part of the Property is situated. This Deed of Trust shall also be effective as a financing statement covering any other Property and may be filed in any other appropriate filing or recording office. The mailing address of Grantor is the address of Grantor set forth at the end of this Deed of Trust and the address of Administrative Agent from which information concerning the security interests hereunder may be obtained is the address of Administrative Agent set forth at the end of this Deed of Trust. A carbon, photographic or other reproduction of this Deed of Trust or of any financing statement relating to this Deed of Trust shall be sufficient as a financing statement for any of the purposes referred to in this Section.

Section 6.3           Notice to Account Debtors. In addition to the rights granted elsewhere in this Deed of Trust, Administrative Agent may, from and after the occurrence of a Default, so long as such Default remains uncured hereunder, notify the account debtors or obligors of any accounts, chattel paper, general intangibles, negotiable instruments or other evidences of indebtedness included in the Collateral to pay Administrative Agent for the ratable benefit of Lenders directly.

DEED OF TRUST (Alexan Southside)

Section 6.4           Waiver by Administrative Agent. Administrative Agent may at any time and from time to time by a specific writing intended for the purpose: (a) waive compliance by Grantor with any covenant herein made by Grantor to the extent and in the manner specified in such writing; (b) consent to Grantor’s doing any act which hereunder Grantor is prohibited from doing, or to Grantor’s failing to do any act which hereunder Grantor is required to do, to the extent and in the manner specified in such writing; (c) release any part of the Property or any interest therein from the lien and security interest of this Deed of Trust, without the joinder of Trustee; or (d) release any party liable, either directly or indirectly, for the Secured Indebtedness or for any covenant herein or in any other Loan Document, without impairing or releasing the liability of any other party. No such act shall in any way affect the rights or powers of Administrative Agent or Trustee hereunder except to the extent specifically agreed to by Administrative Agent in such writing.

Section 6.5           No Impairment of Security. The lien, security interest and other security rights of Administrative Agent and Lenders hereunder or under any other Loan Document shall not be impaired by any indulgence, moratorium or release granted by Administrative Agent or Lenders including, but not limited to, any renewal, extension or modification which Administrative Agent or Lenders may grant with respect to any Secured Indebtedness, or any surrender, compromise, release, renewal, extension, exchange or substitution which Administrative Agent or Lenders may grant in respect of the Property, or any part thereof or any interest therein, or any release or indulgence granted to any endorser, guarantor or surety of any Secured Indebtedness. The taking of additional security by Administrative Agent or Lenders shall not release or impair the lien, security interest or other security rights of Administrative Agent and Lenders hereunder or affect the liability of Grantor or of any endorser, guarantor or surety, or improve the right of any junior lienholder in the Property (without implying hereby Administrative Agent’s and Lenders’ consent to any junior lien).

Section 6.6           Acts Not Constituting Waiver by Administrative Agent. Administrative Agent may waive any Default without waiving any other prior or subsequent Default. Administrative Agent may remedy any Default without waiving the Default remedied. Neither failure by Administrative Agent to exercise, nor delay by Administrative Agent in exercising, nor discontinuance of the exercise of any right, power or remedy (including but not limited to the right to accelerate the maturity of the Secured Indebtedness or any part thereof) upon or after any Default shall be construed as a waiver of such Default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Administrative Agent of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Grantor therefrom shall in any event be effective unless the same shall be in writing and signed by Administrative Agent and then such waiver or consent shall be effective only in the specific instance, for the purpose for which given and to the extent therein specified. No notice to nor demand on Grantor in any case shall of itself entitle Grantor to any other or further notice or demand in similar or other circumstances. Remittances in payment of any part of the Secured Indebtedness other than in the required amount in immediately available U.S. funds shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Administrative Agent in immediately available U.S. funds and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Administrative Agent of any payment in an amount less than the amount then due on any Secured Indebtedness shall be deemed an acceptance on account only and shall not in any way excuse the existence of a Default hereunder notwithstanding any notation on or accompanying such partial payment to the contrary.

DEED OF TRUST (Alexan Southside)

Section 6.7           Grantor’s Successors. If the ownership of the Property or any part thereof becomes vested in a person other than Grantor, Administrative Agent may, without notice to Grantor, deal with such successor or successors in interest with reference to this Deed of Trust and to the Secured Indebtedness in the same manner as with Grantor, without in any way vitiating or discharging Grantor’s liability hereunder or for the payment of the indebtedness or performance of the Obligations secured hereby. No transfer of the Property, no forbearance on the part of Administrative Agent and Lenders, and no extension of the time for the payment of the Secured Indebtedness given by Administrative Agent or any Lender shall operate to release, discharge, modify, change or affect, in whole or in part, the liability of Grantor hereunder for the payment of the indebtedness or performance of the Obligations secured hereby or the liability of any other person hereunder for the payment of the Secured Indebtedness. Grantor agrees that it shall be bound by any modification of this Deed of Trust or any of the other Loan Documents made by Administrative Agent and any subsequent owner of the Property, with or without notice to Grantor, and no such modifications shall impair the obligations of Grantor under this Deed of Trust or any other Loan Document. Nothing in this Section or elsewhere in this Deed of Trust shall be construed to imply Administrative Agent’s and Lenders’ consent to any transfer of the Property.

Section 6.8           Place of Payment; Forum; Waiver of Jury Trial. All Secured Indebtedness which may be owing hereunder at any time by Grantor shall be payable at the place designated in the Notes (or if no such designation is made, at the address of Administrative Agent indicated at the end of this Deed of Trust). Each party hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the non-exclusive jurisdiction of any State court, or any United States federal court, sitting in the City of Dallas, State of Texas, and in the county in which the Land is located to the extent of actions required to be maintained where the Land is located, over any suit, action or proceeding arising out of or relating to this Deed of Trust or the Secured Indebtedness. Each party hereby irrevocably waives, to the fullest extent permitted by Law, any objection that the party may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Each party hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any such court may be made by certified or registered mail, return receipt requested, directed to the other party at its address stated at the end of this Deed of Trust, or at a subsequent address of which the other parties received actual notice in accordance with this Deed of Trust. Nothing herein shall affect the right of a party to serve process in any manner permitted by Law. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS DEED OF TRUST OR ANY OTHER LOAN DOCUMENT.

DEED OF TRUST (Alexan Southside)

Section 6.9           Subrogation to Existing Liens; Vendor’s Lien. To the extent that proceeds of the Notes are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced by Lenders at Grantor’s request, and Administrative Agent for the ratable benefit of Lenders shall be subrogated to any and all rights, security interests, and liens and charges or encumbrances owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, however remote, irrespective of whether said liens, security interests, charges or encumbrances are released, and all of the same are recognized as valid and subsisting and are renewed and continued and merged herein to secure the Secured Indebtedness, but the terms and provisions of this Deed of Trust shall govern and control the manner and terms of enforcement of the liens, security interests, charges and encumbrances to which Administrative Agent is subrogated hereunder. It is expressly understood that, in consideration of the payment of such indebtedness by Administrative Agent for the ratable benefit of Lenders, Grantor hereby waives and releases all demands and causes of action for offsets and payments in connection with the said indebtedness. If all or any portion of the proceeds of the Loan evidenced by the Notes or of any other Secured Indebtedness has been advanced for the purpose of paying the purchase price for all or a part of the Property, no vendor’s lien is waived; and Administrative Agent shall have, and is hereby granted, a vendor’s lien on the Property as cumulative additional security for the Secured Indebtedness. Administrative Agent may foreclose under this Deed of Trust or under the vendor’s lien without waiving the other or may foreclose under both.

Section 6.10         Application of Payments to Certain Indebtedness. If any part of the Secured Indebtedness cannot be lawfully secured by this Deed of Trust or if any part of the Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is not secured by this Deed of Trust.

Section 6.11         Nature of Loan; Compliance with Usury Laws. The Loan evidenced by the Notes is being made solely for the purpose of carrying on or acquiring a business or commercial enterprise. It is the intent of Grantor, Administrative Agent and Lenders and all other parties to the Loan Documents to conform to and contract in strict compliance with applicable usury Law from time to time in effect. All agreements between Administrative Agent, Lenders and Grantor (or any other party liable with respect to any Secured Indebtedness under the Loan Documents) are hereby limited by the provisions of this Section which shall override and control all such agreements, whether now existing or hereafter arising. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any Obligation), shall the interest taken, reserved, contracted for, charged, chargeable, or received under this Deed of Trust, the Notes or any other Loan Document or otherwise, exceed the maximum nonusurious amount permitted by applicable law (the “Maximum Amount”). If, from any possible construction of any document, interest would otherwise be payable in excess of the Maximum Amount, any such construction shall be subject to the provisions of this Section and such document shall ipso facto be automatically reformed and the interest payable shall be automatically reduced to the Maximum Amount, without the necessity of execution of any amendment or new document. If Administrative Agent or Lenders shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the Maximum Amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Secured Indebtedness in the inverse order of its maturity and not to the payment of interest, or refunded to Grantor or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal. The right to accelerate maturity of the Notes or any other Secured Indebtedness does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and neither Administrative Agent nor Lenders intend to charge or receive any unearned interest in the event of acceleration. All interest paid or agreed to be paid to Administrative Agent or Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of such Secured Indebtedness so that the amount of interest on account of such indebtedness does not exceed the Maximum Amount. As used in this Section, the term “applicable law” shall mean the Laws of the State where the Property is located or where the Secured Indebtedness is payable, or the federal laws of the United States applicable to this transaction, whichever Laws allow the greatest interest, as such Laws now exist or may be changed or amended or come into effect in the future.

DEED OF TRUST (Alexan Southside)

Section 6.12         Substitute Trustee. The Trustee may resign by an instrument in writing addressed to Administrative Agent, or Trustee may be removed at any time with or without cause by an instrument in writing executed by Administrative Agent. In case of the death, resignation, removal, or disqualification of Trustee, or if for any reason Administrative Agent shall deem it desirable to appoint a substitute or successor Trustee to act instead of the herein named Trustee or any substitute or successor Trustee, then Administrative Agent shall have the right and is hereby authorized and empowered to appoint a successor Trustee, or a substitute Trustee, without other formality than appointment and designation in writing executed by Administrative Agent and, to the extent required by the Law, recordation of such designation in the manner prescribed by the Law. The authority hereby conferred shall extend to the appointment of other successor and substitute Trustees successively until the Secured Indebtedness has been paid in full, or until the Property is fully and finally sold hereunder. If Administrative Agent is a corporation or association and such appointment is executed on its behalf by an officer of such corporation or association, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation or association. Upon the making of any such appointment and designation, all of the estate and title of Trustee in the Property, without the necessity of conveyance from the predecessor Trustee, shall vest in the named successor or substitute Trustee(s) and he shall thereupon succeed to, and shall hold, possess and execute, all the rights, powers, privileges, immunities and, duties herein conferred upon Trustee. All references herein to “Trustee” shall be deemed to refer to Trustee (including any successor(s) or substitute(s) appointed and designated as herein provided) from time to time acting hereunder.

DEED OF TRUST (Alexan Southside)

Section 6.13         No Liability of Trustee. The Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence or willful misconduct. The Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by Law), and Trustee shall be under no liability for interest on any moneys received by him hereunder. Grantor hereby ratifies and confirms any and all acts which the herein named Trustee or his successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof. Grantor will reimburse Trustee for, and save him harmless against, any and all liability and expenses which may be incurred by him in the performance of his duties, except those resulting from Trustee’s gross negligence or willful misconduct. The foregoing indemnity shall not terminate upon discharge of the Secured Indebtedness or foreclosure, or release or other termination, of this Deed of Trust.

Section 6.14         Releases. If all of the Secured Indebtedness be paid and all Swap Transactions and all other Obligations, if any, of Administrative Agent for the benefit of Lenders for further advances have been terminated, then, and in that event only, all rights under this Deed of Trust shall terminate (except to the extent expressly provided herein with respect to indemnifications, representations and warranties and other rights which are to continue following the release hereof) and the Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, and such liens and security interests shall be released by Administrative Agent in due form at Grantor’s cost. Without limitation, all provisions herein for indemnity of Administrative Agent, Lenders or Trustee shall survive discharge of the Secured Indebtedness, the termination of any and all Swap Transactions and any foreclosure, release or termination of this Deed of Trust.

Section 6.15         Notices. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder shall be in writing and, unless otherwise specifically provided herein, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service, or by registered or certified United States mail, postage prepaid, addressed to the party to whom directed at the addresses specified in this Deed of Trust (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided that, service of a notice required by Texas Property Code Section 51.002, as amended, shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in any Loan Document or to require giving of notice or demand to or upon any person in any situation or for any reason.

Section 6.16         Invalidity of Certain Provisions. A determination that any provision of any Loan Document is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of any Loan Document to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

DEED OF TRUST (Alexan Southside)

Section 6.17         Gender; Titles; Construction. Within this Deed of Trust, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires. Titles appearing at the beginning of any subdivisions hereof are for convenience only, do not constitute any part of such subdivisions, and shall be disregarded in construing the language contained in such subdivisions. The use of the words “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” shall refer to this entire Deed of Trust and not to any particular Article, Section, paragraph or provision. The term “person” and words importing persons as used in this Deed of Trust shall include firms, associations, partnerships (including limited partnerships), joint ventures, trusts, corporations, limited liability companies and other legal entities, including public or governmental bodies, agencies or instrumentalities, as well as natural persons.

Section 6.18         Reporting Compliance. Grantor agrees to comply with any and all reporting requirements applicable to the transaction evidenced by the Notes and secured by this Deed of Trust which are imposed upon it by Law, including but not limited to The International Investment Survey Act of 1976, The Agricultural Foreign Investment Disclosure Act of 1978, The Foreign Investment in Real Property Tax Act of 1980 and the Tax Reform Act of 1984 and further agrees upon request of Administrative Agent to furnish Administrative Agent with evidence of such compliance.

Section 6.19         Administrative Agent’s Consent. Except where otherwise expressly provided herein, in any instance hereunder where the approval, consent or the exercise of judgment of Administrative Agent is required or requested, (a) the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of Administrative Agent, and Administrative Agent shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner, regardless of the reasonableness of either the request or Administrative Agent’s judgment, and (b) no approval or consent of Administrative Agent shall be deemed to have been given except by a specific writing intended for the purpose and executed by an authorized representative of Administrative Agent.

Section 6.20         Grantor. Grantor represents and warrants to Administrative Agent and Lenders that this instrument is executed, acknowledged and delivered by Grantor’s duly authorized representatives.

Section 6.21         Execution; Recording. This Deed of Trust has been executed in several counterparts, all of which are identical, and all of which counterparts together shall constitute one and the same instrument. The date or dates reflected in the acknowledgments hereto indicate the date or dates of actual execution of this Deed of Trust, but such execution is as of the date shown on the first page hereof, and for purposes of identification and reference the date of this Deed of Trust shall be deemed to be the date reflected on the first page hereof. Grantor will cause this Deed of Trust and all amendments and supplements thereto and substitutions therefor and all financing statements and continuation statements relating thereto to be recorded, filed, re-recorded and refiled in such manner and in such places as Trustee or Administrative Agent shall reasonably request and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

DEED OF TRUST (Alexan Southside)

Section 6.22         Successors and Assigns. The terms, provisions, covenants and conditions hereof shall be binding upon Grantor, and the successors and assigns of Grantor, and, to the extent applicable, Trustee, Administrative Agent and Lenders, and shall inure to the benefit of Trustee and Administrative Agent for the benefit of the Lenders, and, to the extent applicable, Grantor and its successors and assigns, and shall constitute covenants running with the Land. All references in this Deed of Trust to Grantor shall be deemed to include all such successors and assigns of Grantor.

Section 6.23         Modification or Termination. The Loan Documents may only be modified or terminated by a written instrument or instruments intended for that purpose and executed by the party against which enforcement of the modification or termination is asserted. Any alleged modification or termination which is not so documented shall not be effective as to any party.

Section 6.24         No Partnership, Etc./Administrative Agent as Lender. The relationship between Administrative Agent, Lenders and Grantor is solely that of lender and borrower. Neither Administrative Agent nor any Lender has a fiduciary or other special relationship with Grantor. Nothing contained in the Loan Documents is intended to create any partnership, joint venture, association or special relationship between Grantor and Administrative Agent or Lenders or in any way make Administrative Agent or Lenders a co-principal with Grantor with reference to the Property. All agreed contractual duties between or among Administrative Agent, Lenders, Trustee and Grantor are set forth herein and in the other Loan Documents and any additional implied covenants or duties are hereby disclaimed. Any inferences to the contrary of any of the foregoing are hereby expressly negated. All persons dealing with the Property (other than Grantor) shall be entitled to assume that Administrative Agent is the only representative of the Lenders, and may deal with Administrative Agent (including without limitation accepting from or relying upon full or partial releases hereof executed by Administrative Agent only) without further inquiry as to the existence of the Lenders, until given actual notice of facts to the contrary or until this Deed of Trust is supplemented or amended of record to show the existence of the Lenders. Administrative Agent is acting on behalf of the Lenders, as such term is defined in, and in accordance with, the Construction Loan Agreement. The names and addresses of the Lenders may be obtained by contacting Administrative Agent at the address set forth herein.

Section 6.25         Applicable Law. THIS DEED OF TRUST, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH AND PURSUANT TO THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.

Section 6.26         Construction Mortgage. This Deed of Trust constitutes a “construction mortgage” as defined in Section 9.334 of the UCC to the extent that it secures an obligation incurred for the construction of the Improvements, including the acquisition cost of the Land.

Section 6.27         Entire Agreement. The Loan Documents constitute the entire understanding and agreement between Grantor, Administrative Agent and Lenders with respect to the transactions arising in connection with the Secured Indebtedness and supersede all prior written or oral understandings and agreements between Grantor, Administrative Agent and Lenders with respect to the matters addressed in the Loan Documents. Grantor hereby acknowledges that, except as incorporated in writing in the Loan Documents, there are not, and were not, and no persons are or were authorized by Administrative Agent or Lenders to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.

DEED OF TRUST (Alexan Southside)

THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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DEED OF TRUST (Alexan Southside)

IN WITNESS WHEREOF, Grantor has executed this instrument under seal as of the date first written on page 1 hereof.

The Address of Grantor is:	GRANTOR:

BR Bellaire Blvd, LLC	BR BELLAIRE BLVD, LLC,
820 Gessner Road, Suite 760	a Delaware limited liability company
Houston, Texas 77024
Attention: Sean Rae	By:	Blaire House, LLC, a Delaware limited liability
Telephone: (713) 706-1512		company, a manager
Email: srae@tcresidential.com
		By:	HCH 114 Southside, L.P., a Delaware limited
With copies to:			partnership, its managing member

Michael K. Ording, Esq.			By:	Maple Multi-Family Development,
Jones Day				L.L.C., a Texas limited liability company,
325 John H. McConnell Blvd.				its general partner
Columbus, Ohio 43215
				By:	/s/ Donna C. Kruger
BR Southside Member, LLC				Name:	Donna C. Kruger
c/o Bluerock Real Estate, L.L.C.				Title:	Vice President
712 Fifth Avenue, 9th Floor
New York, NY 10019
Attention: Ryan MacDonald and
Michael Konig, Esq.
Telephone: (646) 278-4230
Facsimile: (646) 278-4220

Hirschler Fleischer
2100 East Cary Street
Richmond, VA 23223-7078
Attention: S. Edward Flanagan
Telephone: (804) 771-9592
Facsimile: (804) 644-0957

The federal tax identification no. of
Grantor is: 47-2611789

The address of Administrative Agent is:

Bank of America, N.A.
700 Louisiana Street, 5th Floor
Houston, Texas 77002
Attention: Real Estate Administration

DEED OF TRUST (Alexan Southside)

Signature Page

With a copy to:

Bank of America, N.A.
300 Convent, 3rd Floor
TX7-060-03-03
San Antonio, Texas 78205
Attention: Johanna A. Christiansen

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on April 7, 2015, by Donna C. Kruger, in his/her capacity as Vice President of Maple Multi-Family Development, L.L.C., a Texas limited liability company, in its capacity as general partner on behalf of HCH 114 Southside, L.P., a Delaware limited partnership, in its capacity as managing member on behalf of Blaire House, LLC, a Delaware limited liability company, in its capacity as a manager on behalf of BR Bellaire Blvd, LLC, a Delaware limited liability company.

Printed Name:
Notary Public, State of

DEED OF TRUST (Alexan Southside)

Signature Page

EXHIBIT A

METES AND BOUNDS DESCRIPTION

4.222 ACRES (183,928 SQUARE FEET)

A.C. REYNOLDS SURVEY, ABSTRACT NUMBER 61

HARRIS COUNTY, TEXAS

Being a tract or parcel containing 4.222 acres (183,928 square feet) of land situated in the A.C. Reynolds Survey, Abstract Number 61, Harris County, Texas, being all of Unrestricted Reserve “A”, Block 1 of Blair House Replat, a subdivision of record at Film Code Number 672125 of the Map records of Harris County, Texas, and being all of a called 41,179 square foot tract known as Tract 1, all of a called 75,664 square foot tract known as Tract 2 and all of a called 67,002 square foot tract known as tract 3, as conveyed to Prokop Industries BH LP under Harris County Clerk’s File Number 20070414341, said 4.222 acre tract being more particularly described by metes and bounds as follows (bearings are based on the recorded plat of said Blair House Replat);

BEGINNING at a 5/8-inch iron rod with cap found in the west right-of-way line of Academy Street (60 feet wide), as recorded in Volume 22, Page 29 of the Map Records of Harris County, Texas, marking the northeast corner of Block 1 of Ayrshire Addition, a subdivision of record in Volume 22, Page 29 of the Map Records of Harris County, Texas, same being the southeast corner of said Unrestricted Reserve “A”, the southeast corner of said Tract 1 and the southeast corner of the herein described tract, from which a 5/8-inch iron rod with cap found marking the intersection of the west right-of-way line of said Academy Street and the north right-of-way line of Gramercy Street bears South 02°13’18” East, 133.98 feet;

THENCE South 87°25’42” West, along the north line of said Block 1, a distance of 472.00 feet to a 5/8-inch iron rod with cap found marking the southeast corner of a called 2.793 acre tract, as described in deed to Tropicana, Inc. under Harris County Clerk’s File Number F680795, the southwest corner of said Tract 2 and the southwest corner of the herein described tract;

THENCE North 02°13’18” West, along the east line of said called 2.793 acre tract, a distance of 430.49 feet to a 5/8-inch iron rod with cap stamped “Terra Surveying” set in the south right-of-way line of Bellaire Boulevard (120 feet wide), as recorded in Volume 4, Page 55 of the Map Records of Harris County, Texas, same being the northeast corner of said called 2.793 acre tract, the northwest corner of said Tract 2 and the northwest corner of the herein described tract;

THENCE North 87°36’52” East, along the south right-of-way line of said Bellaire Boulevard, a distance of 332.00 feet to a 5/8-inch iron rod with cap found marking the northwest corner of a tract of land conveyed to Big Diamond Number 1, Inc. under Harris County Clerk’s File Number 20100055641, same being the northeast corner of said Tract 3 and the most northerly northeast corner of the herein described tract;

THENCE South 02°13’18” East, along the east line of said Tract 3, a distance of 135.00 feet to a 5/8-inch iron rod found marking the southwest corner of said Big Diamond Number 1, Inc. tract, the northwest corner of said Tract 1 and an interior corner of the herein described tract;

DEED OF TRUST (Alexan Southside)	Exhibit A

THENCE North 87°36’52” East, along the north line of said Tract 1 and the south line of said Big Diamond Number 1, Inc. tract, a distance of 140.00 feet to a 5/8-inch iron rod with cap found in the west right-of-way line of said Academy Street, marking the southeast corner of said Big Diamond Number 1, Inc. tract, the northeast corner of said Tract 1 and the most easterly northeast corner of the herein described tract;

THENCE South 02°13’18” East, along the west right-of-way line of said Academy Street, a distance of 293.96 feet to the POINT OF BEGINNING and containing 4.222 acres (183,928 square feet) of land. This description is based on an ALTA/ACSM Land Title Survey made by Terra Surveying Company, Inc., dated September 27, 2014, TSC Project Number 1617-1441-S, last updated April 6, 2015.

Compiled by: Michael Sissenwein

Checked by: George Collison, RPLS

Terra Surveying Company, Inc.

3000 Wilcrest Drive, Suite 210

Houston, Texas 77042

1617-1441-4.222ac mb.docx

DEED OF TRUST (Alexan Southside)	Exhibit A

EXHIBIT B

PERMITTED ENCUMBRANCES

1.          Restrictions regarding drainage and septic tanks as noted on the plat of Unrestricted Reserve A of Blair House Replat a subdivision of 4.2224 acres filed under Film Code No. 672125 of the Map Records of Harris County, Texas.

2.          An easement ten 10 feet wide along the south property line, and an aerial easement five 5 feet wide from a plane 30 feet above the ground upward located adjacent thereto, and an aerial easement across the north 5 feet of the south 20 feet, as granted to Houston Lighting & Power Company by instrument recorded in Volume 5121, Page 162 (B690124) of the Deed Records of Harris County, Texas, as shown or noted on Survey issued September 27, 2014, last updated April 6, 2015, prepared by George Collison, R.P.L.S. No. 4461, of Terra Surveying Co., Inc., Project No. 1617-1441.

3.          Easements, rights of way and setback lines as noted on the plat of Unrestricted Reserve A of Blair House Replat a subdivision of 4.2224 acres filed under Film Code No. 672125 of the Map Records of Harris County, Texas, as shown or noted on Survey issued September 27, 2014, last updated April 6, 2015, prepared by George Collison, R.P.L.S. No. 4461, of Terra Surveying Co., Inc., Project No. 1617-1441.

DEED OF TRUST (Alexan Southside)	Exhibit B

EXHIBIT C

LEASEHOLD DEED OF TRUST ADDENDUM

The following terms and conditions are included as additional provisions to the Deed of Trust to which it is attached:

1.          Grantor will pay or cause to be paid all rent and other charges required under the Ground Lease as and when the same are due and Grantor will keep, observe and perform, or cause to be kept, observed and performed, all of the other terms, covenants, provisions and agreements of the Ground Lease on the part of the lessee thereunder to be kept, observed and performed, and will not in any manner, cancel, terminate or surrender, or permit any cancellation, termination or surrender of the Ground Lease, in whole or in part, or, without the written consent of Administrative Agent, either orally or in writing, modify, amend or permit any modification or amendment of any of the terms thereof in any respect that would adversely affect Administrative Agent or any Lender, and any attempt on the part of Grantor to exercise any such right without such written consent of Administrative Agent shall be null and void and of no effect.

2.          Subject to any express rights Grantor may have under the Ground Lease or otherwise to contest any payment or the performance of any action (or to require the performance of any action), Grantor will do, or cause to be done, all things necessary to preserve and keep unimpaired the rights of Grantor as lessee under the Ground Lease, and to prevent any default by Grantor under the Ground Lease, or any termination, surrender, cancellation, forfeiture or impairment thereof, and in the event of the failure of Grantor to make any payment required to be made by Grantor pursuant to the provisions of the Ground Lease or to keep, observe or perform, or cause to be kept, observed or performed, any of the terms, covenants, provisions or agreements of the Ground Lease, Grantor agrees that Administrative Agent may (but shall not be obligated to), after notice to Grantor (provided, however, that no such notice shall be required to be given after the occurrence of a Default hereunder or under any of the other Loan Documents) take any action on behalf of Grantor, to make or cause to be kept, observed or performed any such terms, covenants, provisions or agreements and to enter upon the Property and take all such action thereof as may be necessary therefor, to the end that the rights of Grantor in and to the leasehold estate created by the Ground Lease shall be kept unimpaired and free from default, and all money so expended by Administrative Agent, with interest thereon at the default rate from the date of each such expenditure, shall be paid by Grantor to Administrative Agent promptly upon demand by Administrative Agent and shall be added to the Secured Indebtedness and secured by the Deed of Trust.

3.          Grantor will enforce the obligations of the Lessor under the Ground Lease to the end that Grantor may enjoy all of the rights granted to it under the Ground Lease, and will promptly after becoming aware notify Administrative Agent in writing of any default by the Lessor or by Grantor in the performance or observance of any of the terms, covenants and conditions on the part of the Lessor or Grantor, as the case may be, to be performed or observed under the Ground Lease and Grantor will promptly after becoming aware advise Administrative Agent in writing of the occurrences of any of the events of default enumerated in the Ground Lease and of the giving of any notice by the Lessor to Grantor of any default by Grantor in performance or observance of any of the terms, covenants or conditions of the Ground Lease on the part of the Grantor to be performed or observed and will deliver to Administrative Agent a true copy of each such notice. If, pursuant to the Ground Lease, the Lessor shall deliver to Administrative Agent a copy of any notice of default given to Grantor, such notice shall constitute full authority and protection to Administrative Agent for any action taken or omitted to be taken by Administrative Agent in good faith in reliance thereon to cure such default.

DEED OF TRUST (Alexan Southside)	Exhibit C

4.          If any action or proceeding shall be instituted to evict Grantor or to recover possession of the Property or for any other purpose affecting the Ground Lease or this Deed of Trust, Grantor will, immediately upon service thereof on or to Grantor, deliver to Administrative Agent a true copy of each petition, summons, complaint, notice of motion, order to show cause and of all other provisions, pleadings, and papers, however designated, served in any such action or proceeding.

5.          Grantor hereby represents, covenants and warrants that: (a) the Ground Lease is in full force and effect and unmodified (other than any modification approved by or not required to be approved by Administrative Agent); (b) all rents, including additional rents and other charges due under the Ground Lease, have been paid to the extent they were due and payable prior to the date hereof; (c) Grantor shall warrant and defend the leasehold estate created under the Ground Lease for the entire remainder of the original term set forth therein and any extensions of the term elected by Grantor, against all and every person or persons lawfully claiming, or who may claim the same or any part thereof, subject to the payment of the rents reserved in the Ground Lease and to the performance and observance of all of the terms, covenants and warranties thereof; and (d) to Grantor’s knowledge, there are no existing defaults in the performance of any of the terms, covenants and conditions or warranties of the Ground Lease on the part of Grantor therein to be observed or performed.

6.          Grantor covenants and agrees that unless Administrative Agent shall otherwise expressly consent in writing, the fee title to the property demised by the Ground Lease and the leasehold estate shall not merge but shall always remain separate and distinct, notwithstanding the union of said estates either in the Lessor, Grantor, or a third party by purchase or otherwise; and in case Grantor acquires the fee title or any other estate, title or interest in the Property, this Deed of Trust shall attach to and cover and be a lien upon the fee title or such other estate so acquired, and such fee title or other estate shall, without further assignment, mortgage or conveyance, become and be subject to the lien of and covered by this Deed of Trust.

7.          No release or forbearance of any of Grantor’s obligations under the Ground Lease, pursuant to the Ground Lease, or otherwise, shall release Grantor from any of its obligations under this Deed of Trust, other than any requirement under this Deed of Trust to perform the specific obligations covered by the release or forbearance.

8.          Upon the occurrence of a Default, Grantor shall not make any election or give any consent or approval (other than the exercise of a renewal right or extension right pursuant to Paragraph 10 below) for which a right to do so is conferred upon Grantor as lessee under the Ground Lease without Administrative Agent’s prior written consent. In case of any Default under this Deed of Trust, all such rights, together with the right of termination, cancellation, modification, change, supplement, alteration or amendment of the Ground Lease, all of which have been assigned for collateral purpose to Administrative Agent on behalf of Lenders, shall vest in and be exercisable solely by Administrative Agent.

DEED OF TRUST (Alexan Southside)	Exhibit C

9.          Grantor will give Administrative Agent prompt written notice of the commencement of any arbitration or appraisal proceeding under and pursuant to the provisions of the Ground Lease. Administrative Agent shall have the right to intervene and participate in any such proceeding and Grantor shall confer with Administrative Agent to the extent which Administrative Agent deems necessary for the protection of Administrative Agent or any Lender. Upon the written request of Administrative Agent, if a default under the Ground Lease exists, Grantor will exercise all rights of arbitration conferred upon it by the Ground Lease. Grantor shall select an arbitrator who is approved in writing by Administrative Agent, provided, however, that if at the time any such proceeding shall be commenced, Grantor shall be in default past applicable cure periods in the performance or observance of any covenant, condition or other requirement of the Ground Lease, or of this Deed of Trust, on the part of Grantor to be performed or observed, Administrative Agent shall have, and is hereby granted, the sole and exclusive right to designate and appoint on behalf of Grantor the arbitrator or arbitrators, or appraiser, in such proceeding.

10.         If a Default exists, Grantor may not exercise any option or right to renew or extend the term of the Ground Lease or exercise any option to acquire the fee simple interest in the Property covered by the Ground Lease without the prior written consent of Administrative Agent. Grantor shall give Administrative Agent simultaneous written notice of the exercise of any such option or right to renew or extend (regardless of whether a Default exists), together with a copy of the instrument given to the Lessor under the Ground Lease exercising such option or right, and, thereafter, shall promptly deliver to Administrative Agent a copy of any acknowledgment by the Lessor under the Ground Lease with respect to the exercise of such option or right. If such option or right has not been exercised as aforesaid, and Grantor does not intend to exercise such right, then not more than two hundred seventy (270) and not less than one hundred twenty (120) days before the right of Grantor to exercise any option or right to renew or extend the term of the Ground Lease shall expire, Grantor shall give Administrative Agent written notice specifying the date, term and manner for which such option or renewal is to be exercised. Within fifteen (15) business days of written demand by Administrative Agent, Grantor shall exercise any such option or renewal which is necessary to extend the term of the Ground Lease beyond the term of this Deed of Trust or to comply with any law affecting Grantor or Administrative Agent or which is necessary, in Administrative Agent’s reasonable judgment, to preserve the value of the security intended to be afforded by this Deed of Trust. Grantor shall promptly provide evidence of such exercise of such option or right to Administrative Agent’s reasonable satisfaction. In the event that Grantor fails to so exercise any such option or right or in the event of any Default hereunder which is continuing beyond the applicable cure periods, Grantor hereby agrees and grants to Administrative Agent all right and authority to exercise such option in the name of Grantor or in its own name. Nothing contained herein shall affect or limit any rights of Administrative Agent granted under the Ground Lease.

11.         The lien of this Deed of Trust shall attach to all of Grantor’s rights and remedies at any time arising under or pursuant to Subsection 365(h) of the Bankruptcy Code, 11 U.S.C. § 365(h), including, without limitation, all of Grantor’s rights to remain in possession of the Property.

DEED OF TRUST (Alexan Southside)	Exhibit C

12.         Grantor shall not, without Administrative Agent’s prior written consent, elect to treat the Ground Lease as terminated under Subsection 365(h)(1) of the Bankruptcy Code, 11 U.S.C. § 365(h)(1). Any such election made without Administrative Agent’s consent shall be void.

13.         Grantor hereby unconditionally assigns, transfers and sets over to Administrative Agent on behalf of Lenders all of Grantor’s claims and rights to the payment of damages arising from any rejection of the Ground Lease by Lessor or any other fee owner of the Property under the Bankruptcy Code. Administrative Agent shall have the right to proceed in its own name or in the name of Grantor in respect of any claim, suit, action or proceeding relating to the rejection of the Ground Lease, including, without limitation, the right to file and prosecute, either in its own name or in the name of Grantor, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect to the Lessor or any fee owner under the Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the obligations secured by this Deed of Trust shall have been satisfied and discharged in full. Any amounts received by Administrative Agent as damages arising out of the rejection of the Ground Lease as aforesaid shall be applied first to all costs and expenses of Administrative Agent (including, without limitation, reasonable out-of-pocket attorneys fees) incurred in connection with the exercise of any of its rights or remedies under this Section and then in accordance with the provisions of this Deed of Trust. Grantor shall promptly make, execute, acknowledge and deliver, in form and substance satisfactory to Administrative Agent, a UCC Financing Statement (Form UCC-1) and all such additional instruments, agreements and other documents, as may at any time hereafter be required by Administrative Agent to effectuate and carry out the assignment made pursuant to this Section.

14.         If pursuant to Subsection 365(h)(2) of the Bankruptcy Code, 11 U.S.C. § 365(h)(2), Grantor shall seek to offset against the rent reserved in the Ground Lease the amount of any damages caused by the nonperformance by the Lessor or any fee owner of any of their obligations under the Ground Lease after the rejection by the Lessor or any fee owner of the Ground Lease under the Bankruptcy Code, Grantor shall, prior to effecting such offset, notify Administrative Agent of its intent to do so, setting forth the amounts proposed to be so offset and the basis therefor. Administrative Agent shall have the right to object to all or any part of such offset that, in the reasonable judgment of Administrative Agent, would constitute a breach of the Ground Lease, and in the event of such objection, Grantor shall not effect any offset of the amounts so objected to by Administrative Agent. Neither Administrative Agent’s failure to object as aforesaid nor any objection relating to such offset shall constitute an approval of any such offset by Administrative Agent.

DEED OF TRUST (Alexan Southside)	Exhibit C

15.         If any action, proceeding, motion or notice shall be commenced or filed in respect of the Lessor or any fee owner, the Property or the Ground Lease in connection with any case under the Bankruptcy Code, Administrative Agent shall have the option, exercisable upon notice from Administrative Agent to Grantor, to conduct and control any such litigation with counsel of Administrative Agent’s choice. Administrative Agent may proceed in its own name or in the name of Grantor in connection with any such litigation, and Grantor agrees to execute any and all powers, authorizations, consents or other documents reasonably required by Administrative Agent in connection therewith. Grantor shall, upon demand, pay to Administrative Agent all costs and expenses (including reasonable out-of-pocket attorneys’ fees) paid or incurred by Administrative Agent in connection with the prosecution or conduct of any such proceedings. Any such costs or expenses not paid by Grantor as aforesaid shall be secured by the lien of this Deed of Trust and shall be added to the principal amount of the indebtedness secured hereby. Grantor shall not commence any action, suit, proceeding or case, or file any application or make any motion (unless such motion is for the purpose of protecting the Ground Lease and its value as security for the obligations secured by this Deed of Trust), in respect of the Ground Lease in any such case under the Bankruptcy Code without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed.

16.         Grantor shall, after obtaining knowledge thereof, promptly notify Administrative Agent of any filing by or against the Lessor or other fee owner of a petition under the Bankruptcy Code. Grantor shall promptly deliver to Administrative Agent, following receipt, copies of any and all notices, summonses, pleadings, applications and other documents received by Grantor in connection with any such petition and any proceedings relating thereto.

17.         If there shall be filed by or against Grantor a petition under the Bankruptcy Code and Grantor, as lessee under the Ground Lease, shall determine to reject the Ground Lease pursuant to Section 365(a) of the Bankruptcy Code, Grantor shall give Administrative Agent not less than thirty (30) days’ prior notice of the date on which Grantor shall apply to the Bankruptcy Court for authority to reject the Ground Lease. Administrative Agent shall have the right, but not the obligation, to serve upon Grantor within such thirty (30) day period a notice stating that Administrative Agent demands that Grantor assume and assign the Ground Lease to Administrative Agent pursuant to Section 365 of the Bankruptcy Code. If Administrative Agent shall serve upon Grantor the notice described in the preceding sentence, Grantor shall not seek to reject the Ground Lease and shall comply with the demand provided for in the preceding sentence.

Notwithstanding anything to the contrary contained herein, this Deed of Trust shall not constitute an assignment of the Ground Lease and Administrative Agent shall have no liability or obligation thereunder by reason of its acceptance of this Deed of Trust.

DEED OF TRUST (Alexan Southside)	Exhibit C